UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION AND PROXY STATEMENT

FOR THE 2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

April 5, 2010

Zurich, Switzerland

TO THE SHAREHOLDERS OF ACE LIMITED:

The Annual General Meeting of ACE Limited will be held at 2:30 p.m. Central European time (doors open at 1:30 p.m. Central European time) on Wednesday, May 19, 2010, at the offices of ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland, with the following agenda:

1.	Election of Directors

1.1	Election of Robert M. Hernandez
1.2	Election of Peter Menikoff
1.3	Election of Robert Ripp
1.4	Election of Theodore E. Shasta

2.	Amendment of the Articles of Association relating to the treatment of abstentions and broker non-votes

3.	Approval of the annual report and financial statements for the year ended December 31, 2009

3.1	Approval of the annual report
3.2	Approval of the statutory financial statements of ACE Limited
3.3	Approval of the consolidated financial statements

4.	Allocation of disposable profit

5.	Discharge of the Board of Directors

6.	Amendment of the Articles of Association relating to authorized share capital for general purposes

7.	Election of Auditors

7.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting
7.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2010
7.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

8.	Approval of ACE Limited 2004 Long-Term Incentive Plan as amended through the fifth amendment

9.	Approval of the payment of a distribution to shareholders through reduction of the par value of our shares, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE AGENDA ITEMS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

Page
INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	1

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS	11
1.1 Election of Robert M. Hernandez	11
1.2 Election of Peter Menikoff	12
1.3 Election of Robert Ripp	12
1.4 Election of Theodore E. Shasta	12

AGENDA ITEM NO. 2: AMENDMENT OF THE ARTICLES OF ASSOCIATION RELATING TO THE TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	17

AGENDA ITEM NO. 3: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2009	19
3.1 Approval of the annual report	19
3.2 Approval of the statutory financial statements of ACE Limited	19
3.3 Approval of the consolidated financial statements of ACE Limited	20

AGENDA ITEM NO. 4: ALLOCATION OF DISPOSABLE PROFIT	21

AGENDA ITEM NO. 5: DISCHARGE OF THE BOARD OF DIRECTORS	22

AGENDA ITEM NO. 6: AMENDMENT OF THE ARTICLES OF ASSOCIATION RELATING TO AUTHORIZED SHARE CAPITAL FOR GENERAL PURPOSES	23

AGENDA ITEM NO. 7: ELECTION OF AUDITORS	25
7.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	25
7.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2010	25
7.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	27

AGENDA ITEM NO. 8: APPROVAL OF ACE LIMITED 2004 LONG-TERM INCENTIVE PLAN AS AMENDED THROUGH THE FIFTH AMENDMENT	29

AGENDA ITEM NO. 9: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF PAR VALUE REDUCTION	39

CORPORATE GOVERNANCE	45
Overview	45
The Board of Directors	47
Director Independence and Other Information	47
The Board and Diversity	47
Board Leadership Structure	48
Board Risk Oversight and Risk Management	49
The Committees of the Board	49
How Are Directors Nominated?	52
What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?	53
What Related Person Transactions Do We Have?	54
Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2009?	55

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ACE LIMITED

Barengasse 32

CH-8001 Zurich, Switzerland

April 5, 2010

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ACE Limited (which we refer to as we, us, our, ACE, or the Company) is soliciting your proxy to vote at the 2010 Annual General Meeting, which will be held at 2:30 p.m. Central European time on Wednesday, May 19, 2010, at the offices of ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2009 accompanies this proxy statement. Our 2009 Annual Report to Shareholders includes the statutory financial statements of ACE Limited and our consolidated financial statements for the year ended December 31, 2009. We will begin mailing this proxy statement on or about April 9, 2010 to all shareholders entitled to vote.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card if you are a registered holder of shares or the enclosed voting instruction card if you are a beneficial holder of shares held in street name, as described below.

What Agenda Items Will Be Voted on at the Annual General Meeting?

The following agenda items are scheduled to be voted on at the Annual General Meeting:

1.	Election of Directors

1.1	Election of Robert M. Hernandez
1.2	Election of Peter Menikoff
1.3	Election of Robert Ripp
1.4	Election of Theodore E. Shasta

2.	Amendment of the Articles of Association relating to the treatment of abstentions and broker non-votes.

3.	Approval of the annual report and financial statements for the year ended December 31, 2009

3.1	Approval of the annual report
3.2	Approval of the statutory financial statements of ACE Limited
3.3	Approval of the consolidated financial statements

4.	Allocation of disposable profit

5.	Discharge of the Board of Directors

6.	Amendment of the Articles of Association relating to authorized share capital for general purposes

7.	Election of Auditors

7.1	Election of auditor PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting
7.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2010
7.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

8.	Approval of ACE Limited 2004 Long-Term Incentive Plan, which we refer to as the LTIP as amended through the fifth amendment

9.	Approval of the payment of a dividend, which we refer to as the Dividend, in the form of a distribution through reduction of the par value of our shares, as further described herein, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

Our Board recommends that you vote your shares “FOR” each of the agenda items listed above.

Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Wednesday, May 19, 2010.

Our proxy statement for the 2010 Annual General Meeting, form of proxy card and 2009 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy

Directions to attend the 2010 Annual General Meeting can be obtained by contacting Investor Relations at +1 (441) 299-9283.

Who Is Entitled to Vote?

March 31, 2010 is the record date for the Annual General Meeting. On that date, we had 338,610,718 Common Shares outstanding. Our Common Shares are registered shares with a current par value of CHF 31.55 and are our only class of voting stock.

Beneficial owners of shares and shareholders registered in our share register with voting rights at the close of business on March 31, 2010 are entitled to vote at the Annual General Meeting, except as provided below. If you ask to be registered as a shareholder of record with respect to your shares in our share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”) after March 31, 2010, but on or before May 3, 2010, and want to vote those shares at the Annual General Meeting, you will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote your shares in person at the Annual General Meeting. Alternatively, you may also obtain the proxy materials by contacting Investor Relations by telephone at (441) 299-9283 or via e-mail at investorrelations@acegroup.com. If you are a record holder of our Common Shares (as opposed to a beneficial holder of shares held in “street name”) on the record date of the Annual General Meeting but sell your Common Shares prior to May 3, 2010 you will not be entitled to vote those shares at the Annual General Meeting.

How Many Votes Do I Have?

You have one vote for each of our Common Shares that you own, unless you own Controlled Shares that constituted 10 percent or more of the issued Common Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in Article 14 of our Articles of Association. Our Articles of Association define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights, in our share register operated by our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the Company officers named in the proxy card or to the independent proxy (see “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?” below) mentioned in the corresponding proxy card, or to grant a written proxy to any person, who does not need to be a shareholder or to vote in person at the Annual General Meeting. We have enclosed a proxy card to the Company officers for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual General Meeting?”

Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How Do I Vote by Proxy Given to a Company Officer if I am a Record Holder?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” each of the agenda items listed above. Alternatively, you can grant a proxy to the independent proxy as described below.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, the Company officer acting as your proxy will vote in accordance with the recommendation of our Board of Directors. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card will not affect your right to attend the Annual General Meeting.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Daylight Time) on May 18, 2010.

How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?

If you are a shareholder of record as of the record date, you may authorize the independent proxy, Dr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland, with full rights of substitution, to vote your Common Shares on your behalf instead of using the enclosed proxy card. If you authorize the independent proxy to vote your shares without giving instructions, your shares will be voted in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are being put forth before the Annual General Meeting, the independent proxy will, in the absence of other specific instructions, vote in accordance with the recommendations of the Board of Directors. An optional form of proxy card that may be used to appoint the independent proxy is attached to this proxy statement as Exhibit C. Proxy forms authorizing the independent proxy to vote Common Shares on your behalf must be sent directly to the independent proxy, arriving no later than 12:00 noon Central European time, May 12, 2010.

How do I Give Voting Instructions if I am a Beneficial Holder?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange, which we refer to as the NYSE, rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors, and any other matter treated as non-routine by the NYSE, is counted.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions in enough time so that your broker will be able to vote by 11:59 p.m. Eastern Daylight Time on May 17, 2010.

May I Revoke or Change My Proxy?

Yes. If you change your mind after you submit your proxy, you may revoke or change your proxy granted to a designated officer of the Company by following any of the procedures described below. To revoke or change your proxy:

•	Send in another signed proxy with a later date,

•	Send a letter revoking your proxy to our Corporate Secretary at ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland, or

•	Attend the Annual General Meeting and vote in person.

If you have granted your proxy to the independent proxy and you wish to revoke or change the proxy, you should send a revocation letter, and a new proxy, if applicable, directly to the independent proxy, Dr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland.

If you wish to revoke or change your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Revocation of, or changes to, proxies issued to the independent proxy must be received by the independent proxy by May 12, 2010, 12:00 noon Central European time.

How Do I Vote in Person at the Annual General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance by submitting your proxy as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show you to be beneficial owner of the shares.

What Votes Need to Be Present to Hold the Annual General Meeting?

There is no quorum requirement under Swiss law.

Are ACE Shares Subject to Share Blocking or Re-Registration?

No. Neither share blocking nor re-registration is required in order to vote Common Shares at the Annual General Meeting.

The Company does not impose trading restrictions as a condition of voting its Common Shares, does not require that its Common Shares be deposited with a custodian or sub-custodian in order to be voted and does not instruct any custodians or sub-custodians that may receive deposits of Company Common Shares for voting to block those shares.

Common Shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote (see “What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” above).

Shareholders holding our Common Shares directly (i.e. not as beneficial holder via street name) and who are not yet registered as shareholders with voting rights in our share register operated by our transfer agent, BNY Mellon Shareowner Services, must be properly registered in our share register in order to vote their shares directly. If you are a record holder and you received this proxy statement in the mail, together with a proxy card, then your shares are properly registered to vote.

What Vote Is Required to Approve Each Agenda Item?

Election of Directors (Agenda Item No. 1)

The election of each nominee for director requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting. If Agenda Item 2 is approved in advance of the vote on election of directors, the election of each nominee will require the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Amendment of the Articles of Association relating to the treatment of abstentions and broker non-votes (Agenda Item No. 2)

The amendment of the Articles of Association requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Approval of the annual report and financial statements for the year ended December 31, 2009 (Agenda Item No. 3)

The approval of each of the annual report, statutory financial statements of ACE Limited and consolidated financial statements for the year ended December 31, 2009 requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Allocation of disposable profit (Agenda Item No. 4)

The allocation of disposable profit requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Discharge of the Board of Directors (Agenda Item No. 5)

The discharge of the Board of Directors requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Company’s Board of Directors or any executive officer of the Company or any votes represented by the Company.

Amendment of the Articles of Association relating to authorized share capital (Agenda Item No. 6)

The amendment of the Articles of Association requires the affirmative vote of two-thirds of the votes present (in person or by proxy) at the Annual General Meeting.

Election of Auditors (Agenda Item No. 7)

Each of the election of PricewaterhouseCoopers AG as our statutory auditor, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for purposes of United States securities law reporting, and the election of BDO AG as our special auditing firm requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Approval of the LTIP as amended through the fifth amendment (Agenda Item No. 8)

The approval of the LTIP as amended through the fifth amendment requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Approval of the Dividend (Agenda Item No. 9)

The approval of par value reduction to effectuate the Dividend requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting or, if Agenda Item No. 2 is not approved, the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

How Are Votes Counted?

For the election of each of our director nominees, your vote may be cast separately “FOR” or “AGAINST” each nominee or you may “ABSTAIN” from voting with respect to any nominee. For each of the other agenda items, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How Do I Give Voting Instructions if I am a Beneficial Holder,” election of directors is now considered a non-routine matter. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

How Will the Directors, Nominees and Executive Officers of the Company Vote?

At the close of business on March 31, 2010, our directors, nominees and executive officers owned and were entitled to vote an aggregate of 1,425,848 Common Shares, which represented approximately 0.42 percent of our outstanding Common Shares. Each of our directors, nominees and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the agenda items at the Annual General Meeting apart from Agenda Item No. 5 (Discharge of the Board of Directors) where they are by law precluded to vote their shares.

What Is the Effect of Broker Non-Votes and Abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

As discussed in more detail in “Agenda Item No. 2: Amendment of the Articles of Association Relating to the Treatment of Abstentions and Broker Non-Votes,” Agenda Item No. 2 is a proposal to amend our Articles of Association to provide that, unless otherwise required by law or our Articles of Association, a general meeting of shareholders may approve resolutions and elect directors with a majority of the votes cast at such general meeting, disregarding abstentions, broker non-votes, and blank or invalid ballots for the purposes of establishing the majority. We believe this will permit matters voted upon to better reflect the intent of the majority. With respect to Agenda Item No. 2, Common Shares owned by shareholders electing to abstain from voting with respect to any agenda item and broker non-votes will be regarded as present at the meeting and counted towards the determination of the majority required to approve the agenda items submitted to the Annual General Meeting. Therefore, abstentions and broker non-votes will have the effect of an “AGAINST” vote on Agenda Item No. 2.

At the Annual General Meeting, shareholders will vote upon Agenda Item No. 2 before voting upon any other agenda items. If Agenda Item No. 2 is approved at the Annual General Meeting, the standard for tabulation votes set forth in such agenda item will, with the exception of Agenda Item No. 6, apply to all other matters that shareholders vote upon at the Annual General Meeting, including, election of directors, amendment of the LTIP and any other agenda item which the NYSE determines to be non-routine under its rules. Accordingly, if Agenda Item No. 2 is approved, abstentions and broker non-votes will not have any impact on any of the other agenda items being voted upon at the Annual General Meeting, except for Agenda Item No. 6 where mandatory Swiss law requires the affirmative vote of two-thirds of the votes present (in person or by proxy) at the Annual General Meeting.

If Agenda Item No. 2 is not approved at the Annual General Meeting, Common Shares owned by shareholders electing to abstain from voting with respect to any agenda item and broker non-votes will be regarded as present at the meeting and counted towards the determination of the majority required to approve the agenda items submitted to the Annual General Meeting. Accordingly, if Agenda Item No. 2 is not approved, abstentions and broker non-votes on any agenda item will have the effect of an “AGAINST” vote on such agenda items.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. The Altman Group is assisting us with the solicitation of proxies for a fee of $15,000 plus out-of-pocket expenses and fees for telephone solicitation, if used.

Where Can I Find the Voting Results?

We will publish the voting results in a Form 8-K that we will file with the Securities and Exchange Commission, which we refer to as the SEC, by May 25, 2010. You can find the Form 8-K on our website at www.acelimited.com.

Do Directors Attend the Annual General Meeting?

While we do not have a formal policy regarding Board member attendance at annual ordinary general meetings of shareholders, we encourage each member of the Board of Directors to attend each annual ordinary general meeting of shareholders. All of our directors then in office attended our 2009 annual general meeting in person.

Can a Shareholder Communicate Directly with Our Board? If so, how?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at Chmnaudit@acegroup.com. Shareholders, employees and other interested parties wanting to contact:

•	the Board,

•	the non-management directors,

•	the independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the chairman of any Board committee, or

•	any other director,

as to other matters, may send an e-mail to LeadDirector@acegroup.com. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward to the Lead Director all communications to the Board so received.

Organizational Matters Required by Swiss Law

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 31, 2010 will receive the proxy statement and proxy cards from our share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in “How Many Votes Do I Have?” For further information, refer to “Who is Entitled to Vote?”, “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?”, “How Do I Vote by Proxy Given to a Company Officer if I am a Record Holder?”, “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?” and “How Do I Vote in Person at the Annual General Meeting?”

Shareholders who upon application become registered as shareholders with respect to their shares in our share register after March 31, 2010, but on or before May 3, 2010, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 3, 2010 are not entitled to vote those shares.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting, you have the right to grant your voting proxy directly to the Company officers named in the proxy card. In addition, you can appoint Dr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland, as independent proxy, in the sense of Article 689c of the Swiss Code of Obligations with full rights of substitution, with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder. For further information, refer to “How Do I Vote By Proxy Given to a Company Officer if I am a Record Holder?” and “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?”

The proxies granted to the independent proxy must be received by the independent proxy no later than May 12, 2010, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than May 12, 2010, 12:00 noon Central European time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the proposals of the Board of Directors. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

For further information, refer to “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” and “How Do I Give Voting Instructions if I am a Beneficial Holder?”

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with Article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than May 19, 2010, 2:00 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:30 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2009 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s web site in the Investor Information Section at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by telephone at (441) 299-9283. Copies may also be obtained without charge by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland.

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS

General

Our Articles of Association provide that the Board of Directors shall consist of three to 20 members, the exact number to be determined by the general meeting of shareholders. The Articles of Association provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at latest after a period of three years, all members will be subject to re-election.

There are currently 12 members of the Board of Directors. Dermot F. Smurfit has determined to retire from the Board of Directors when his term expires at the Annual General Meeting and not stand for re-election. Assuming election of the nominees listed in Agenda Items Nos. 1.1 through 1.4 below, there will be 12 members of the Board of Directors following this Annual General Meeting.

Upon the recommendation from our Nominating and Governance Committee, our Board of Directors has nominated Robert M. Hernandez, Peter Menikoff, Robert Ripp and Theodore E. Shasta to serve three-year terms to expire at our annual general meeting in 2013 and until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company, except for Mr. Shasta. There will be a separate vote on each nominee. At the Annual General Meeting, the election of directors will be voted upon after the vote on Agenda Item No. 5, the discharge of the Board of Directors.

It is the intention of the Company officers named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

Information with respect to the nominees for election as directors for terms expiring in 2013 by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

1.1 Election of Robert M. Hernandez

Agenda Item: Our Board of Directors proposes that Robert M. Hernandez be elected to the Board of Directors for a three-year term expiring at the 2013 annual general meeting.

Background:

Robert M. Hernandez, age 65, has served as one of our directors since September 1985 and is currently our Lead Director. Mr. Hernandez is Chairman of the Board of RTI International Metals, Inc. (metals) and has served on the Board of Directors of that company since 1990. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 to November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is Chairman, Board of Trustees of the BlackRock Open-End Equity and Long Term Bond Funds and a director of Eastman Chemical Company and Tyco Electronics Ltd.

Mr. Hernandez brings a diverse financial and business management background to the Board and its committees. The range of his senior finance and executive positions with USX is valuable to the Board, given his deep and long-tenured involvement with all aspects of managing and leading a large-cap company. His extensive experience as a director provides additional perspective and qualifications for his Lead Director role with ACE.

1.2 Election of Peter Menikoff

Agenda Item: Our Board of Directors proposes that Peter Menikoff be elected to the Board of Directors for a three-year term expiring at the 2013 annual general meeting.

Background:

Peter Menikoff, age 69, has served as one of our directors since January 1986. Mr. Menikoff is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. (foods) from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation (energy) from June 1995 to April 1997. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff is a director of American Electric Technologies, Inc.

Mr. Menikoff has developed a wealth of management experience and business understanding through a variety of senior positions with different companies. He has gained significant financial expertise through his finance positions and also holds an M.B.A. in Finance and a J.D. with a concentration on tax, which enhance his valuable contributions to the Board and its Audit and Finance and Investment Committees. He also has chief executive officer experience.

1.3 Election of Robert Ripp

Agenda Item: Our Board of Directors proposes that Robert Ripp be elected to the Board of Directors for a three-year term expiring at the 2013 annual general meeting.

Background:

Robert Ripp, age 68, has served as one of our directors since December 1991. Mr. Ripp is Chairman of the Board and a director of Lightpath Technologies Inc. (fiber optics components manufacturing), a NASDAQ listed company. Mr. Ripp also serves as a director of PPG Industries, Inc. (glass and coating manufacturer), a NYSE listed company. Mr. Ripp served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) from August 1998 through May 1999. Mr. Ripp served as Executive Vice President of Global Sales and Marketing of AMP Incorporated (electronics) from August 1997 to July 1998, as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1997, and as Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993.

Mr. Ripp’s experience in finance and management positions with large companies such as AMP and IBM and the financial acumen gained from those positions, as well as education including a B.A. in economics and a M.B.A. in economics and finance, make Mr. Ripp particularly suited for his role as Audit Committee chairman and an important contributor to the Board and the Finance and Investment Committee. He has also worked in a variety of industries, and the range of his experience from service to various companies provides additional depth of perspective.

1.4 Election of Theodore E. Shasta

Agenda Item: Our Board of Directors proposes that Theodore E. Shasta be elected to the Board of Directors for a three-year term expiring at the 2013 annual general meeting.

Background:

Theodore E. Shasta, age 59, is currently a member of the Board of Directors and Audit Committee of MBIA Inc. (insurance and financial services). Since November 2009, he has served as a consultant to ACE’s Board of Directors and its Audit and Finance and Investment Committees (which role will terminate as of the Annual General Meeting). Mr. Shasta was formerly Senior Vice President and Partner of Wellington Management Company, a global investment advisor. Mr. Shasta joined Wellington Management Company in 1996 and specialized in the financial analysis of publicly traded insurance companies and retired in June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company (investment management). Before that, he served in various capacities with Dewey Square Investors and Bank of Boston.

Mr. Shasta’s history of working in the financial services industry, as well as in the property and casualty insurance arena, brings valuable insight and perspective to the Board. His years of analysis of companies like ACE and its peer group provide him with deep knowledge of particular business and financial issues we face as a company. His financial acumen and industry knowledge are expected to make him a valuable contributor to the Audit Committee and Finance and Investment Committee, to which he is expected to be appointed upon his election to the Board. Mr. Shasta is also a Chartered Financial Analyst (since 1986).

Voting Requirement to Approve Agenda Items

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve Agenda Items Nos. 1.1 through 1.4. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve Agenda Items Nos. 1.1 through 1.4.

Recommendation

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above nominees.

Directors Whose Terms of Office Will Continue After This Meeting

Directors Whose Terms Expire in 2011

Evan G. Greenberg, age 55, has served as one of our directors since August 2002. Mr. Greenberg was elected as our Chairman of the Board in May 2007. We appointed Mr. Greenberg as our President and Chief Executive Officer in May 2004 and as our President and Chief Operating Officer in June 2003. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General. Mr. Greenberg joined the Company as Vice Chairman, ACE Limited and Chief Executive Officer of ACE Tempest Re in November 2001. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of American International Group, which we refer to as AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including Chief Operating Officer of AIU, AIG’s foreign general insurance organization, and President and Chief Executive Officer of AIU.

Mr. Greenberg has a long and distinguished record of leadership and achievement in the insurance industry. He has been our Chief Executive Officer since 2004 and has served in senior management positions in the industry for over thirty years. Mr. Greenberg’s record of managing large and complex insurance operations and the skills he developed in his various roles suit him for his role as a director of the company and Chairman of the Board, in addition to his President and Chief Executive Officer positions.

John A. Krol, age 73, has served as one of our directors since August 2001. Mr. Krol retired as Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company (chemicals, fibers, petroleum, life sciences and diversified business) in 1998. Mr. Krol is currently non-executive chairman of Delphi Automotive, LLP and is a member of the Board of Directors of Pacolet Milliken Enterprises, Inc., Norvax, Inc. and Tyco International Ltd.

Mr. Krol served in numerous management positions at du Pont in marketing, manufacturing and technology in addition to his chief executive officer role. He is a recognized expert in corporate governance, having chaired the NACD Blue Ribbon Commission on Governance, and his board service has included chairing nominating and governance as well as compensation committees. He has served as lead director and non-executive chairman of numerous private and public companies.

Leo F. Mullin, age 67, has served as one of our directors since August 2007. He served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 to 2003 and as Chairman of Delta from 1999 to 2004. Mr. Mullin currently serves as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners, a private equity fund group. Mr. Mullin is also a director of Johnson & Johnson and the Education Management Corporation. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company (electric utility), from 1995 to 1997. He was an executive of First Chicago Corporation (bank holding company) from 1981 to 1995, serving as that company’s President and Chief Executive Officer from 1993 to 1995.

Mr. Mullin served as Chairman and Chief Executive Officer of one of the nation’s largest airlines, giving him exposure to a broad array of complex business, regulatory, and international issues. In addition, his long and distinguished career in the banking industry provides additional background and experience with organizational and operational management, global business and financial matters.

Olivier Steimer, age 54, has served as one of our directors since July 2008. He has been Chairman of the Board of Banque Cantonale Vaudoise since 2002. Previously, he worked for the Credit Suisse Group from 1983 to 2002, with his most recent position at that organization being Chief Executive Officer, Private Banking International and member of the Group Executive Board. Mr. Steimer is chairman of the foundation board of the Swiss Finance Institute and a member of the Board of Directors of SBB CFF FFS (the Swiss national railway company). Since 2008, he has been a member of Renault Finance S.A. Since 2009, he has been the Chairman of the Board of Banque Piguet & Cie SA and a member of the Bank Council of Swiss National Bank. Mr. Steimer is a Swiss citizen.

Mr. Steimer has a strong background of leadership in chairman and chief executive officer roles. He has deep knowledge of sophisticated banking and finance matters derived from his extensive experience in the financial services industry. As a Swiss company, ACE benefits specifically from Mr. Steimer being a Swiss citizen and resident, and his insight into the Swiss commercial and insurance arenas provides valuable perspective to the Board.

Directors Whose Terms Expire in 2012

Michael G. Atieh, age 56, has served as one of our directors since September 1991. Mr. Atieh is currently Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. He also served as a member of the Board of Directors and Chairman of the Audit Committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served as Group President of Dendrite International, Inc. (technology and services) from January 2002 to February 2004, Senior Vice President and Chief Financial Officer of Dendrite International, Inc. from October 2000 to December 2001, as Vice President, U.S. Human Health, a division of Merck & Co., Inc. (pharmaceuticals), from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly-owned subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

Mr. Atieh brings a wealth of diverse business experience to the Board which he gained in a Fortune 50 company, large and small biotechnology companies and technology and pharmaceutical service companies. His experience in finance includes developing and executing financing strategies for large acquisitions and subsequently leading the integration efforts of newly acquired companies. He is a certified public accountant and has been so for more than 25 years. He was an audit manager at Ernst & Young, providing additional experience relevant to his service on the Audit and Finance and Investment Committees. Mr. Atieh also has deep knowledge of sales and operations gained from nearly a decade of experience in these disciplines, with extensive customer-facing responsibilities.

Mary A. Cirillo, age 62, has served as one of our directors since May 2006. Ms. Cirillo has served as advisor to Hudson Venture Partners L.P. (venture capital) since 2003. She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000 to 2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo currently serves as a director of DealerTrack Holdings and Thomson Reuters Corporation.

Ms. Cirillo has spent a career in both software product development and management and in commercial banking. She has developed and led global businesses and served as chief executive officer for various subsidiaries at two major financial institutions. She has also led major turnaround efforts in global financial institutions. Ms. Cirillo also has experience in private equity. This business experience allows Ms. Cirillo to bring financial services and technology leadership skills to the Board.

Bruce L. Crockett, age 66, has served as one of our directors since May 1995. Mr. Crockett is the chairman of Crockett Technologies Associates (consulting) and a private investor. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. As an employee of COMSAT since 1980, Mr. Crockett held various other operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is Chairman of the Invesco Aim Mutual Funds and a board member of the Investment Company Institute (ICI). Mr. Crockett is also a life trustee of the University of Rochester and a member of the Board of Visitors of the Vanderbilt Graduate Business School.

Mr. Crockett has a background in senior positions in finance and consulting and chief executive officer experience that provides a unique perspective on management and business operations. He also has a wealth of international business experience, having launched operations in both Latin America and Asia, key regions of ACE expansion. This business experience and the financial, operational and management skills he has developed enable him to provide valuable contributions to the Board and its various committees.

Thomas J. Neff, age 72, has served as one of our directors since May 1997. Mr. Neff has worked for Spencer Stuart & Associates, N.A. (executive search consulting) since 1976, serving as President of the worldwide firm from 1979 to 1996. Since 1996, Mr. Neff has served as Chairman of Spencer Stuart, U.S. Mr. Neff is a director of Hewitt Associates, Inc. where he serves on the Compensation and Leadership Committee and the Governance Committee. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974 and held a senior marketing position with TWA from 1966 to 1969. Earlier, he was a management consultant with McKinsey & Company in New York and Australia. He is a director of various mutual funds managed by Lord, Abbett & Co. Mr. Neff is a member of the Board of Trustees of Lafayette College.

Mr. Neff has a diverse business background in strategic and organization consulting, leadership assessment and executive compensation. He has been chief executive officer of two companies and has served on several other boards. Moreover, his global experience in recruiting executives and directors for hundreds of companies gives him unique skills important to our Board activities. This background contributes to his value as Chairman of the Nominating and Governance Committee and member of the Compensation Committee.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

For additional information in connection with the election of directors, see the sections of this proxy statement entitled “Corporate Governance,” “Information About Our Share Ownership,” “Executive Compensation” and “Audit Committee Report.”

AGENDA ITEM NO. 2: AMENDMENT OF THE ARTICLES OF ASSOCIATION RELATING TO THE TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

Agenda Item

Our Board of Directors proposes approval of the amendment to Art. 15(b) of the Articles of Association to disregard shareholder abstentions, broker non-votes or blank or invalid ballots at any general meeting of shareholders, unless otherwise required by law or our Articles of Association.

Explanation

Currently, Common Shares owned by shareholders electing in person or via proxy to abstain from voting with respect to any agenda item, and broker non-votes, are regarded as present at the meeting and therefore counted towards the determination of the majority required to approve the agenda items submitted to the Annual General Meeting. Therefore, abstentions and broker non-votes currently have the effect of an “AGAINST” vote on such agenda items.

The amendment would provide that a general meeting of shareholders may approve resolutions and elect directors with a majority of the votes cast for each resolution at such general meeting, disregarding abstentions, broker non-votes, and blank or invalid ballots for the purposes of establishing the majority. If the proposed amendment to Art. 15(b) is adopted, shareholders who choose to abstain or who do not provide voting instructions to their brokers will not be treated with the same effect as if they voted against a proposal or a nominee for director. Therefore, we believe the amendment will create full transparency in the results of the voting of each general meeting of shareholders by giving clearer effect to the intentions of the shareholders. This alternative method of tabulating voting is consistent with applicable Swiss law.

Agenda Item No. 2 will be the first agenda item voted upon at the Annual General Meeting. If it is approved, the voting tabulation standard of the amended Art. 15(b) will apply to all other agenda items voted upon at the Annual General Meeting, except for Agenda Item No. 6 where mandatory Swiss law requires the affirmative vote of two-thirds of the votes present (in person or by proxy) at the Annual General Meeting. If approved, this method of tabulating voting will also apply to future meetings of shareholders, unless otherwise required by law or our Articles of Association.

Pursuant to Swiss law, we are required to submit both the English and the (authoritative) German versions of the proposed amendment to our Articles of Association, pursuant to which Art. 15(b) of the Articles of Association would read as follows (changes marked):

Artikel 15 Beschlüsse	Article 15 Resolutions

a) unverändert	a) unchanged

b)      Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen ~~mit der absoluten Mehrheit der vertretenen Aktienstimmen~~, soweit das Gesetz oder diese Statuten nichts anderes vorsehen, mit der einfachen Mehrheit der abgegebenen Stimmen (wobei Enthaltungen, sog. Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehr nicht berücksichtigt werden).

b)      Unless otherwise required by law or the Articles of Association, the General Meeting shall pass its resolutions and carry out its elections with ~~an absolute majority of the share votes represented, to the extent that neither the law nor the Articles of Association provide otherwise~~ the simple majority of the votes cast (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).

c) unverändert	c) unchanged

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the amendment of Article 15(b) of our Articles of Association to disregard shareholder abstain votes and broker non-votes at the Annual General Meeting.

AGENDA ITEM NO. 3: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL

STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2009

3.1 Approval of the annual report

Agenda Item

Our Board of Directors proposes that the Company’s Annual Report to Shareholders for the year ended December 31, 2009 be approved.

Explanation

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009, which accompanies this proxy statement, includes the statutory financial statements of ACE Limited (which do not consolidate the results of operations for ACE Limited’s subsidiaries) and the Company’s consolidated financial statements for the year ended December 31, 2009 and contains the reports of our statutory auditor and our independent registered public accounting firm, as well as information on the Company’s business, organization and strategy. Copies of our 2009 Annual Report and this proxy statement are available on the Internet at www.acelimited.com.

Under Swiss law, our annual report must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

3.2 Approval of the statutory financial statements of ACE Limited

Agenda Item

Our Board of Directors proposes that the statutory financial statements of ACE Limited for the year ended December 31, 2009 be approved.

Explanation

ACE Limited’s statutory financial statements for the year ended December 31, 2009 are contained in our 2009 Annual Report, which accompanies this proxy statement. Our 2009 Annual Report also contains the report of our statutory auditor with respect to the statutory financial statements of ACE Limited.

Under Swiss law, ACE Limited’s statutory financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders. In addition, under such circumstances, the shareholders voting in person or by proxy at the Annual General Meeting would be precluded from approving the distribution by way of par value reduction as set out in Agenda Item No. 9.

PricewaterhouseCoopers AG, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that ACE Limited’s statutory financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the financial statements for the year ended December 31, 2009 comply with Swiss law and the Company’s Articles of Association, has further confirmed that the proposed appropriation of available earnings complies with Swiss law and the Company’s Articles of Association, and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

3.3 Approval of the consolidated financial statements of ACE Limited

Agenda Item

Our Board of Directors proposes that the Company’s consolidated financial statements for the year ended December 31, 2009 be approved.

Explanation

The Company’s consolidated financial statements for the year ended December 31, 2009 are contained in our 2009 Annual Report to Shareholders, which accompanies this proxy statement. Our 2009 Annual Report also contains the report of our statutory auditor with respect to the consolidated financial statements.

Under Swiss law, our consolidated financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

PricewaterhouseCoopers AG, Zurich, Switzerland, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that the Company’s consolidated financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of ACE Limited, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (US GAAP) and comply with Swiss law and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Voting Requirement to Approve Agenda Items

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve Agenda Items Nos. 3.1 through 3.3. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve Agenda Items Nos. 3.1 through 3.3.

Recommendation

The Board of Directors recommends a vote “FOR” approval of each of the Company’s 2009 Annual Report, ACE Limited’s statutory financial statements and the Company’s consolidated financial statements for the year ended December 31, 2009.

AGENDA ITEM NO. 4: ALLOCATION OF DISPOSABLE PROFIT

Agenda Item

Our Board of Directors proposes that the Company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through reduction in par value as described in Agenda Item No. 9). At December 31, 2009, 337,841,616 of the Company’s Common Shares were eligible for dividends. The following table shows the appropriation of available earnings in Swiss francs and U.S. dollars as proposed by the Board of Directors for the fiscal year ended December 31, 2009.

	(in millions of Swiss francs)	(in millions of U.S. dollars)
Net income	693	639
Balance, beginning of period	970	919
Attribution to reserve for treasury shares	—	—
Par value reduction on treasury shares	2	2
Dividend	—	—

Balance carried forward	1,665	1,560

The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above.

Explanation

Under Swiss law, the allocation of the company’s profit or loss must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting. Our Board of Directors continues to believe that it is in the best interests of the Company and its shareholders to retain our earnings for future investment in the growth of our business, for share repurchases, for the possible acquisition of other companies or lines of business, and for dividends by way of par value reduction as described in this proxy statement. Accordingly, the Board is proposing that no dividend distribution be made at this time to shareholders from 2009 year-end disposable profit and that all retained earnings at the disposal of the Annual General Meeting be carried forward. In lieu of an ordinary dividend, the Board of Directors proposes under Agenda Item No. 9 a distribution to shareholders by way of par value reduction that is repayment of share capital.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will take the vote of the shareholders into consideration, and call an extraordinary general meeting of shareholders for re-consideration by shareholders of this agenda item or a revised agenda item.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the appropriation of retained earnings without distribution of a dividend at the time of the Annual General Meeting.

AGENDA ITEM NO. 5: DISCHARGE OF THE BOARD OF DIRECTORS

Agenda Item

Our Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2009.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors from liability for their activities during the year ended December 31, 2009. This discharge excludes liability claims brought by the Company or shareholders against the members of the Board of Directors for activities carried out during the year ended December 31, 2009 relating to facts that have been disclosed to shareholders. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots or the votes of any member of the Company’s Board of Directors, any executive officer of the Company or any votes represented by the Company, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Company’s Board of Directors, any executive officer of the Company or any votes represented by the Company, is required to approve this agenda item.

Recommendation

The Board of Directors recommends a vote “FOR” the agenda item to discharge the members of the Board of Directors from liability for activities during the year ended December 31, 2009.

AGENDA ITEM NO. 6: AMENDMENT OF THE ARTICLES OF ASSOCIATION

RELATING TO AUTHORIZED SHARE CAPITAL FOR GENERAL PURPOSES

Agenda Item

Our Board of Directors proposes approval of the amendment to Art. 6 of the Articles of Association to authorize our Board of Directors to increase the Company’s share capital within two years following the Annual General Meeting to a maximum amount equal to CHF 4,417,000,000 which amount would be divided into 140,000,000 shares. In connection therewith, the proposal would limit or withdraw the shareholders’ pre-emptive rights in specified circumstances.

Explanation

The authorized share capital for general purposes authorized by the shareholders in connection with our redomestication to Switzerland (CHF 3,147,112,500, or 99,750,000 shares) expires in July 2010. The amendment would provide for a new amount of authorized share capital, which would be available until May 19, 2012. We propose to increase the number of shares authorized to permit more ability to effect somewhat larger, or multiple, transactions more efficiently, and under timeframes that might not be possible were additional shareholder approvals required to be obtained.

The authorized share capital approved pursuant to this agenda item, or which has otherwise been approved by shareholders, will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company’s shareholders, except as may be required by applicable laws or regulations, including the rules of the NYSE. For example, the additional authorized share capital will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends or other corporate purposes. We believe this is an important step to help ensure that our Board of Directors can adapt and react to a changing economic climate, business challenges including increased catastrophes and opportunities in capital and other relevant markets. Except for Common Shares issuable pursuant to the Company’s employee benefit programs, the Company at this time does not have any current plans or commitments to issue Common Shares. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company and its shareholders.

If this Agenda Item No. 6 is approved, we would nevertheless seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required to issue Common Shares or securities convertible into or exercisable for Common Shares in one or a series of related transactions if such Common Shares represent 20% or more of the voting power or outstanding Common Shares of the Company. However, Common Shares issued for cash in a public offering are excluded from this shareholder approval requirement, as are Common Shares issued for cash in a private offering at a price at least equal to both the book value and market value of the Common Shares. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the Company, as well as for stock issuances in connection with certain benefit plans or related party transactions.

The authorized share capital provision provides certain flexibility to be more consistent with the Company’s global peers and to account for potential risks and uncertainties inherent in the insurance business including, for example, the potential for particularly significant catastrophes. Because Article 6 provides for circumstances in which shareholder preemptive rights in connection with any issuance of authorized share capital may be excluded, the issuance of Common Shares in those situations could have the effect of reducing the current shareholders’ proportionate interests. However, in any such event, shareholders wishing to maintain their interests may be able to do so through normal market purchases.

Being a Swiss company, we are required to submit both the English and the (authoritative) German versions of the proposed amendment to our Articles of Association, pursuant to which Art. 6 of the Articles of Association would read as follows:

Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	Article 6 Authorized Share Capital for General Purposes

a)      Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis 19. Mai 2012 im Maximalbetrag von CHF 4’417’000’000 durch Ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 31.55 je Aktie zu erhöhen.

a)      The Board of Directors is authorized to increase the share capital from time to time until 19 May 2012 by an amount not exceeding CHF 4,417,000,000 through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of CHF 31.55 each.

b)      Erhöhungen auf dem Weg der Festübernahme sowie Erhöhungen in Teilbeträgen sind gestattet. Der Ausgabebetrag, die Art der Einlage, der Zeitpunkt der Dividendenberechtigung sowie die Zuweisung nicht ausgeübter Bezugsrechte werden durch den Verwaltungsrat bestimmt.

b)      Increases through firm underwriting or in partial amounts are permitted. The issue price, the date of dividend entitlement, the type of consideration (including the contribution or underwriting in kind) as well as the allocation of non exercised pre emptive rights shall be determined by the Board of Directors.

c)      Der Verwaltungsrat ist ermächtigt, Bezugsrechte der Aktionäre auszuschliessen und diese Dritten zuzuweisen, wenn die neu auszugebenden Aktien zu folgenden Zwecken verwendet werden: (1) Fusionen, Übernahmen von Unternehmen oder Beteiligungen, Finanzierungen und Refinanzierungen solcher Fusionen und Übernahmen sowie anderweitige Investitionsvorhaben, (unter Einschluss von Privatplatzierungen), (2) Stärkung der regulatorischen Kapitalbasis der Gesellschaft oder ihrer Tochtergesellschaften (unter Einschluss von Privatplatzierungen), (3) zur Erweiterung des Aktionariats oder (4) zum Zwecke der Mitarbeiterbeteiligung.

c)      The Board of Directors is authorized to exclude the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of (1) mergers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions and of other investment projects (including by way of private placements) (2) to improve the regulatory capital position of the company or its subsidiaries (including by way of private placements), (3) broadening the shareholder constituency or (4) for the purpose of the participation of employees.

d)      Die Zeichnung sowie der Erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.

d)      The subscription and acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of two-thirds of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the amendment of Article 6 of our Articles of Association, authorizing the Board of Directors to increase the Company’s share capital.

AGENDA ITEM NO. 7: ELECTION OF AUDITORS

7.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until our next annual ordinary general meeting.

Explanation

Our shareholders must elect a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and the statutory financial statements of ACE Limited. Our Board of Directors has recommended that PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, Switzerland (PwC AG), be elected as our statutory auditor for our consolidated financial statements and the statutory financial statements of ACE Limited.

Representatives of PwC AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approved policy of audit and non-audit services, see the explanation of Agenda Item No. 7.2. Please see the Audit Committee Report included in this proxy statement for additional information about our statutory auditors.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of PricewaterhouseCoopers AG, Zurich as the Company’s statutory auditor until our next annual ordinary general meeting.

7.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2010

Agenda Item

Our Board of Directors proposes that our shareholders ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2010.

Explanation

Our Board of Directors has recommended that our shareholders ratify the appointment of PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania, 19103, United States (PwC LLP), an affiliate of PwC AG, as our independent registered public accounting firm for purposes of United States securities law reporting.

The appointment of our independent registered public accounting firm is recommended to the Board for approval by our shareholders annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has recommended the ratification of the engagement of PwC LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2010. The Company has had a working association with PwC LLP (or its predecessor Coopers & Lybrand LLP) since 1985; PwC LLP (or its predecessor Coopers & Lybrand LLP) has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

Representatives of PwC LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PwC AG and PwC LLP, which we collectively refer to as PwC, for the audit of our annual consolidated financial statements for 2009 and 2008 and fees for other services rendered by PwC for fiscal years 2009 and 2008:

	2009	2008
Audit fees (1)	$17,732,000	$17,523,000
Audit-related fees (2)	1,735,000	3,330,000
Tax fees (3)	3,575,000	3,685,000
All other fees (4)	75,000	17,000

Total	$23,117,000	$24,555,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to ACE in connection with these services of $834,000 for 2009 and $910,000 for 2008.

(1)	Audit fees for the years ended December 31, 2009 and 2008 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and internal controls over financial reporting; the statutory and GAAP audits of various subsidiaries; and $103,000 and $169,000 in 2009 and 2008, respectively, for comfort letters and consents issued in connection with registration statements which we filed with the SEC.

(2)	Audit-related fees for the years ended December 31, 2009 and 2008 were for professional services rendered in connection with accounting and tax advice on structuring transactions ($58,000 in 2009 and $Nil in 2008), audits of employee benefit plans ($81,000 in 2009 and $96,000 in 2008), due diligence services ($285,000 in 2009 and $Nil in 2008), consultation on accounting and financial reporting matters ($1,279,000 in 2009 and $3,161,000 in 2008 (the 2008 fees principally related to the opening balance sheet audit of Combined Insurance Group)), internal control reviews at some of our foreign entities ($32,000 in 2009 and 2008), and agreed upon procedures related to the proxy statement ($Nil in 2009 and $40,000 in 2008).

(3)	Tax fees for the years ended December 31, 2009 and 2008 were for professional services rendered in connection with tax compliance ($1,038,000 in 2009 and $1,268,000 in 2008), tax planning ($1,192,000 in 2009 and $1,218,000 in 2008) and expatriate tax services ($1,345,000 in 2009 and $1,198,000 in 2008).

(4)	All other fees for the years ended December 31, 2009 and 2008 were for professional services and expenses rendered in connection with insurance regulatory compliance services ($75,000 in 2009 and $17,000 in 2008).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee reviewed, at its November 2008, May 2009 and August 2009 meetings, the audit services budgeted fees for the 2009 audit. At the November 2009 meeting, the Audit Committee reviewed and pre-approved the budgeted non-audit fees for 2010. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year to the Audit Committee for approval. The Audit Committee will pre-approve the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The Audit Committee reviewed all non-audit services provided in 2009 and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Please see the Audit Committee Report included in this proxy statement for additional information about PwC.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm (PricewaterhouseCoopers LLP, Philadelphia, Pennsylvania, United States) for purposes of United States securities law reporting for the year ending December 31, 2010.

7.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that BDO AG, Fabrikstrasse 50, CH-8031 Zurich, Switzerland be elected as the Company’s special auditing firm until our next annual ordinary general meeting.

Explanation

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including certain types of increases in share capital. We have been informed that, because of the auditor independence requirements under U.S. Federal securities laws, PricewaterhouseCoopers AG cannot act as our special auditing firm with respect to certain types of capital increases.

Our Board of Directors has directed that the election of BDO AG as special auditing firm until our next annual general meeting be submitted for consideration by our shareholders at the 2010 Annual General Meeting.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of BDO AG (Zurich) as the Company’s special auditing firm until our next annual general meeting.

AGENDA ITEM NO. 8: APPROVAL OF ACE LIMITED 2004 LONG-TERM INCENTIVE PLAN AS AMENDED THROUGH THE FIFTH AMENDMENT

Agenda Item

Our Board of Directors proposes that the ACE Limited 2004 Long-Term Incentive Plan as amended through the fifth amendment, which we refer to as the Fifth Amendment, be approved.

Explanation

On February 24, 2010, the Board of Directors adopted the Fifth Amendment, subject to shareholder approval. The effect of the Fifth Amendment is described in the following paragraph. The purpose of the LTIP and reasons the Board recommends approval of the LTIP as amended by the Fifth Amendment are set forth below.

The Fifth Amendment will increase the total number of shares reserved for delivery under the LTIP by 11.6 million shares. It will also increase by 6.0 million shares the sublimit that restricts the ability to grant “full value awards” under the LTIP. Also, to enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation, the performance goals of the LTIP must be periodically resubmitted to and reapproved by the shareholders; and shareholder approval of the LTIP as amended through the Fifth Amendment will constitute re-approval of the performance goals set forth in the LTIP. Finally, the LTIP became effective February 25, 2004, which we refer to as the Effective Date, and will continue in effect until terminated by the Board; provided, however, that, if the LTIP as amended through the Fifth Amendment is approved by shareholders, no awards may be granted under the LTIP on or after February 24, 2020. Any awards that are outstanding after LTIP termination shall remain subject to the terms of the LTIP.

On February 25, 2010, the Company granted 2,183,411 restricted stock awards and 320,774 restricted stock units to employees of the Company and its subsidiaries with a grant date fair value of $50.37. The Company also granted 2,114,668 stock options, at an exercise price of $50.37. As of February 28, 2010, there were 338,476,525 Common Shares outstanding. At that date, there are also a total of 648,425 Common Shares that remained available for future issuance under the LTIP. The number of Common Shares to be issued upon exercise of outstanding options, warrants, and rights was 13,527,281 with a weighted-average exercise price of outstanding options, warrants, and rights of $46.23 and a weighted average remaining contractual term of 6.3 years. As of February 28, 2010, the outstanding unvested restricted stock and unvested restricted stock units were 5,506,842 and 927,257, respectively. Under the current plan limit of 11,000,000 full value awards, 1,154,205 full value awards remained available for future issuance under the LTIP.

The LTIP as amended through the Fifth Amendment is subject to shareholder approval, and will become effective upon such approval. In July 2008, in connection with our redomestication to Switzerland, the Company’s shareholders approved a reserve of 33,000,000 shares of “conditional share capital,” providing a pool of shares with respect to which the Board of Directors may authorize the issuance to the Company’s employees, directors and consultants. The LTIP as amended through the Fifth Amendment is being submitted to shareholders, despite the previous authorization of conditional share capital, to comply with applicable tax laws and NYSE requirements.

A copy of the LTIP as amended through the Fifth Amendment is set forth in Exhibit B.

Purpose

The LTIP has been established by the Company to:

•	attract and retain persons eligible to participate in the LTIP;

•	motivate eligible individuals to whom awards under the LTIP will be granted, who we refer to as the Participants, by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•	further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s Common Shares, which we refer to in this section as the Stock.

The LTIP promotes the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. The LTIP also serves to set parameters and describe for shareholders terms under which the Board is permitted to issue shares out of previously-approved conditional share capital to employees, directors and consultants.

The Company uses equity-based compensation granted under the LTIP as a key element of its executives’ compensation packages, and each year the Company discloses the prior year grants to and other compensation of its executive officers whose compensation is disclosed in the Company’s proxy statement. The Company has proposed amendment of the LTIP by the Fifth Amendment at this time because it believes in the merits of linking executives’ overall compensation opportunities to the enhancement of long-term shareholder return. The LTIP provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as SARs, full value awards and cash incentive awards, and the flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our industry and to a global company such as ours, given the volatility of the public markets and reactions to economic and world events. Increasingly, compensation that aligns the interests of executives and a company’s shareholders, like equity, is an important tool of the Board of Directors.

The Company has previously established a set of guidelines aimed at increasing officer Stock ownership. Approval of the LTIP as amended through the Fifth Amendment will help achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

General

The LTIP provides that it is administered by a committee, which we refer to as the Committee, of two or more members of the Board of Directors of the Company who are selected by the Board. The Committee selects the Participants (who can be employees of the Company or any of its subsidiaries or consultants, directors or other persons providing services to the Company or any of its subsidiaries), the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee may delegate all or any portion of its responsibilities or powers under the LTIP to persons selected by it. The Committee’s functions will be performed by the Compensation Committee. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the LTIP that would otherwise be the responsibility of the Committee.

If the LTIP as amended through the Fifth Amendment is approved by shareholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan will be increased by 11.6 million. Shareholder approval of the LTIP as amended through the Fifth Amendment will increase the maximum number of shares that may be delivered to Participants and their beneficiaries to the sum of (i) 30.6 million shares of Stock; plus (ii) shares of Stock that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan, which we refer to as the Prior Plans, that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock (or which result in the forfeiture of the shares of Stock back to the Company) to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. Any shares of Stock covered by an award that are not delivered to a Participant or beneficiary because the award is forfeited or canceled shall not be deemed to have been delivered for this purpose. However, subject to the preceding sentence, the total number of shares covered by an award granted after July 10, 2008 (the date of shareholder approval of the LTIP as amended by the Fourth Amendment) will be treated as delivered for this purpose to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (i) if an award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (ii) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (iii) if the exercise price of any option granted under the LTIP is satisfied by tendering shares of Stock to the Company, the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iv) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

Prior to the effectiveness of the Fifth Amendment, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the LTIP as full value awards may not exceed 11,000,000 shares of Stock. However, 1,154,205 awards remained available for future issuance under that plan limit as of February 28, 2010. If the LTIP as amended through the Fifth Amendment is approved by shareholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan will be increased by 6.0 million.

The following additional limits apply to awards under the LTIP:

•	the maximum number of shares of Stock that may be covered by options and SARs granted to any one Participant in any one calendar year may not exceed 1,000,000 shares;

•

for full value awards that are intended to be performance-based compensation (as described below), no more than 500,000 shares of Stock may be delivered pursuant to awards granted to any Participant during any one calendar year; and

•

the maximum amount of cash incentive awards intended to be “performance-based compensation” payable to any one Participant with respect to any performance period shall equal $500,000 multiplied by the number of calendar months included in the performance period.

The shares of Stock with respect to which awards may be made under the LTIP shall be:

•	shares currently authorized but unissued;

•	to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or

•

shares purchased in the open market (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company) by a direct or indirect wholly-owned subsidiary of the Company (and the Company may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired).

At the discretion of the Committee, an award under the LTIP may be settled in cash rather than shares of Stock. The closing price for the Stock on the NYSE on March 31, 2010 was $52.30 per share.

The Committee may use shares of Stock available under the LTIP as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the LTIP;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options and SARs; and

•	any other adjustments that the Committee determines to be equitable, which may include, without limitation:

•	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and

•

cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the Stock subject to the option at the time of the transaction over the exercise price.

Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and except for transfers without consideration to the extent permitted by the Committee.

Eligibility

All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become Participants in the LTIP, except that non-employees may not be granted incentive stock options. As of February 28, 2010, the Company and its subsidiaries had approximately 15,000 employees. The specific employees who initially will be granted awards under the LTIP and the type and amount of any such awards will be determined by the Committee.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase the Stock at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of the Stock at the time the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price, except as approved by the Company’s shareholders or as adjusted for corporate transactions described above. In addition, the Committee may grant options with an exercise price less than the fair market value of the Common Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

The option shall be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, in shares of Stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.

Stock Appreciation Rights

An SAR entitles the Participant to receive the amount (in cash or shares of Stock) by which the fair market value of a specified number of shares of Stock on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR shall not be less than the fair market value of the Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. The exercise price of an SAR may not be decreased after the date of grant nor may an SAR be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price, except as approved by the Company’s shareholders or as adjusted for corporate transactions described above. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the Common Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant an SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. The SAR shall be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date.

Full Value Awards

The following types of “full value awards” may be granted, as determined by the Committee:

•	the Committee may grant shares of Stock that may be in return for previously performed services, or in return for the Participant surrendering other compensation that may be due;

•	the Committee may grant shares of Stock that are contingent on the achievement of performance or other objectives during a specified period; and

•

the Committee may grant shares of Stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives.

Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject to accelerated vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).

Cash Incentive Awards

The Committee may grant cash incentive awards (including the right to receive payment of cash or Stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a Participant’s performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

$1 Million Limit

A U.S. income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers (not more than five) of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the LTIP will satisfy the requirements for “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code.

The Committee may designate whether any full value awards or cash incentive awards being granted to any Participant are intended to be performance-based compensation. Any such awards designated as intended to be performance-based compensation shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code. To satisfy the requirements that apply to performance-based compensation and continue the ability to grant performance-based compensation full value awards or cash incentive awards after the 2009 shareholders’ meeting, we are requesting shareholder reapproval of the performance goals. Approval of the LTIP as amended through the Fifth Amendment will constitute reapproval of the foregoing goals.

The performance measures that may be used for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Committee: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

Change in Control

The LTIP provides that the occurrence of a change in control shall have such effect, if any, with respect to an award, as provided by the Committee. For the purposes of the LTIP, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 50 percent or more of the voting stock of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the LTIP; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company.

Amendment and Termination

The LTIP may be amended or terminated at any time by the Board, and the Board or the Committee may amend any award granted under the LTIP, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board may not amend the provision of the LTIP related to repricing without approval of shareholders. The LTIP will remain in effect as long as any awards remain outstanding, but no new awards may be granted after the ten-year anniversary of February 24, 2010.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the LTIP based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Stock acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares of Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the shares of Stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the Participant, then, upon disposition of such shares of Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of the shares of Stock received will be taxable to the Participant as ordinary income. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards. A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Stock subject to the award is not delivered at the time of grant, or if the Stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares of Stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.

Withholding of Taxes. The Company may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, Participants may have shares of Stock withheld from awards or may tender previously owned shares of Stock to the Company to satisfy tax withholding requirements. The shares of Stock withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Tax Deduction. The Company is not subject to U.S. income taxes. However, if an award is granted to a Participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary generally will be entitled to a deduction equal to the amount of income includible in the Participant’s income.

A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among its most highly compensated officers, that subsidiary’s deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the LTIP to enable awards thereunder to constitute “performance-based compensation” and not be counted toward the $1 million limit.

Change In Control. Any acceleration of the vesting or payment of awards under the LTIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary.

Tax Advice

U.S. Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the LTIP. A Participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Non U.S. Tax Considerations. For participants subject to taxation in other countries, you should consult your tax advisor.

Security Ownership of Certain Beneficial Owners and Management

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	11,458,104	$45.48	5,920,832
Equity compensation plans not approved by security holders (3)	25,000	$36.30	Nil
Total	11,483,104	$45.46	5,920,832

(1)	These totals include securities available for future issuance under the following plans:

i.	ACE Limited 2004 Long-Term Incentive Plan. The maximum number of shares that may be delivered to participants and their beneficiaries under the LTIP shall be equal to the sum of: (i) 30,600,000 shares if the Fifth Amendment is approved (or 19,000,000 shares if the Fifth Amendment is not approved) and (ii) any shares that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan, which we refer to as the Prior Plans, that are forfeited, expired, or are canceled after the effective date of the LTIP of February 25, 2004, without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. As of December 31, 2009, a total of 5,190,495 shares remain available for future issuance under this plan.

ii.	ACE Limited 1998 Long-Term Incentive Plan. A total of 21,252,007 shares were authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units; the number of shares available for awards other than options and stock appreciation rights was 3,232,485 shares. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

iii.	ACE Limited 1995 Long-Term Incentive Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards to be made as options, stock appreciation rights, and restricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

iv.	ACE Limited 1999 Replacement Long Term Incentive Plan. A total of 4,770,555 shares were authorized to be issued pursuant to awards to be made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

v.	ACE Limited 1995 Outside Directors Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards made as options, restricted stock, and unrestricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

vi.	Employee Stock Purchase Plan. A total of 3,000,000 shares are authorized for purchase at a discount. As of December 31, 2009, 730,337 shares remain available for future issuance under this plan.

(2)	This plan category includes shares issuable pursuant to the following plans that authorize shares based on a formula:

i.	ACE Limited 1995 Long-Term Incentive Plan. The total number of shares available for awards under this plan in any fiscal year was five percent of the adjusted average of the outstanding Common Shares of the Company, as that number is determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under this plan and any shares of stock subject to any outstanding award under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

ii.	ACE Limited 1995 Outside Directors Plan. The total number of shares available for awards under this plan in any fiscal year was 0.5 percent of the adjusted average of the outstanding Common Shares of the Company, as that number was determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under the plan and any shares of stock subject to any outstanding award under the plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

(3)	This plan category consists of the following plan:

ACE Limited 1999 Replacement Stock Plan. This plan authorized awards to persons employed by the Company in conjunction with the Company’s acquisition of Capital Re Corporation as replacement for Capital Re Corporation awards. A total of Nil options with a weighted average exercise price of $Nil are outstanding as replacement awards under this plan. This plan also permitted awards to employees or other persons providing services to the Company or its subsidiaries. A total of 25,000 options with a weighted average exercise price of $36.30 are outstanding as new awards made to employees of the Company or its subsidiaries under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

See Note 13 to the Consolidated Financial Statements for further information regarding these plans.

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the ACE Limited 2004 Long-Term Incentive Plan as amended through the Fifth Amendment.

AGENDA ITEM NO. 9: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF PAR VALUE REDUCTION

Introduction and Explanation

We are seeking approval to pay the Dividend in the form of a distribution to shareholders through par value reduction. Swiss law requires that dividends and distributions through reduction in par value be approved by shareholders. We propose that, in lieu of an ordinary dividend, a distribution to shareholders be paid through reduction in par value because payments of amounts in reduction of share capital are not subject to the normal Swiss withholding tax on dividends. Swiss law also requires par value reductions to be in CHF, and accordingly the par value of our shares is expressed in CHF in our Articles of Association. This agenda item may only be approved if our shareholders voting (in person or by proxy) at the Annual General Meeting first approve Agenda Item No. 3.2.

The agenda item below calls for par value reduction in an aggregate CHF amount equal to $1.32 per share, using the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2010 Annual General Meeting, which we refer to as the Base Annual Dividend, payable in four installments; provided that each of the CHF installments will be adjusted pursuant to the formula so that the actual CHF par value reduction amount for each installment will equal $0.33, subject to an aggregate upward adjustment, which we refer to as the Dividend Cap, for the four installments of 50% of the Base Annual Dividend. Application of the formula will mean that the CHF amount of each installment will be determined at the approximate time of distribution, while the U.S. dollar value of the installment will remain $0.33 unless and until the Dividend Cap is reached. Par value reduction that would otherwise exceed the Dividend Cap will be reduced to equal the CHF amount remaining available under the Dividend Cap, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that CHF amount.

Agenda Item

Based on a report by PricewaterhouseCoopers AG, as state supervised auditing enterprise in accordance with Article 732 para. 2 of the Swiss Code of Obligations, provided by the auditor who will be present at the meeting, our Board of Directors proposes that our shareholders voting (in person or by proxy) at our Annual General Meeting approve the following dividend in the form of a distribution by way of par value reduction. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual General Meeting and applicable exchange rate calculations described below. Pursuant to Swiss law, we are required to submit to you for your approval both the English and the (authoritative) German versions of the proposed amendments to our Articles of Association:

1.	The share capital of the Company in the aggregate amount of CHF [•(number of shares as registered in the Commercial Register on the date of the annual general meeting) x (par value per share on the date of the annual general meeting)] shall be reduced by the amount of CHF [•(number of shares as registered in the Commercial Register on the date of the annual general meeting) x Aggregate Reduction Amount as determined in paragraph 3.(i)] to CHF [•completed at the date of the annual general meeting].

2.	Based on the report of the auditor dated [•date of auditor report] May 2010 it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.

3.	The capital reduction shall be executed as follows:

(i)

The capital reduction shall occur by reducing the par value per share from currently CHF [•par value at the date of the annual general meeting] by CHF [•(USD 1.32 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2010 Annual General Meeting; rounded down to the next centime amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•] in four steps, i.e. for the first partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of July 2010 (“first Partial Par Value Reduction”), for the second partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [• Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of October 2010 (“second Partial Par Value Reduction”), for the third partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of the fourth calendar quarter 2010 (“third Partial Par Value Reduction”) and for the fourth partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of April 2011 (“fourth Partial Par Value Reduction”).

(ii)	The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [•Aggregate Reduction Amount divided by four] in August 2010, CHF [•Aggregate Reduction Amount divided by four], in October 2010, CHF [•Aggregate Reduction Amount divided by four] in January 2011 and CHF [•Aggregate Reduction Amount divided by four] in April 2011 per share.

(iii)	At each Partial Par Value Reduction an updated report in accordance with article 732 para. 2 CO by the state supervised auditing enterprise shall be prepared (“Updated Report”).

(iv)	The Board of Directors is only authorized to repay a Partial Par Value Reduction amount in the event the Update Report confirms that claims of creditors are fully covered in spite of the Partial Par Value Reduction.

4.	The quarterly partial par value reduction amount of CHF [•completed at the date of the annual general meeting] per share (“Quarterly Distribution Amount”) pursuant to paragraph 3.(i) and (ii) equals USD 0.33 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [•completed at the date of the annual general meeting] (rounded down to the next whole cent) per (one) USD (being the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2010 Annual General Meeting). The Quarterly Distribution Amount and the aggregate distribution amount pursuant to paragraph 1 (“Aggregate Distribution Amount”) are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per share partial par value reduction amount shall equal an amount calculated as follows (rounded down to the next whole centime):

Quarterly Distribution Amount = Quarterly Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 22, 2010 for the first Partial Par Value Reduction, on September 28, 2010, for the second Partial Par Value Reduction, on December 13, 2010, for the third Partial Par Value Reduction, and on March 28, 2011, for the fourth Partial Par Value Reduction.

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [•(number of shares registered in the Commercial Register at the date of the annual general meeting) multiplied by the maximum increase amount per share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded to the nearest centime), the adjustment is limited such that the aggregate increase to the aggregate distribution amount rounded to the nearest centime equals CHF [•completed at the date of the annual general meeting] (being CHF [•(50% of the Aggregate Distribution Amount) divided by the number of shares registered in the Commercial Register at the date of the annual general meeting, rounded up or down to the next centime] per share).

(ii)	The aggregate par value reduction amount pursuant to paragraph 1 (Aggregate Distribution Amount) shall be adjusted as follows:

Sum of the four (Quarterly Distribution Amounts (adjusted pursuant to Section 4.(i)) x number of shares registered in the Commercial Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction).

5.	The aggregate par value reduction amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4.(ii)) shall be increased by par value reductions on shares that are issued from authorised share capital and conditional share capital after the general meeting but on the date of the registration of the respective Partial Par Value Reductions in the Commercial Register of the Canton of Zurich not yet registered in the Commercial Register of the Canton of Zurich.

6.	The general meeting acknowledges that the report of the auditor dated [•completed at the date of the annual general meeting] May 2010 has been prepared on the basis of the maximum possible increase provided under paragraph 4 and 5, i.e. increase of the aggregate distribution amount by CHF [•completed at the date of the annual general meeting] and that all shares have been issued out of the conditional share capital and the authorized share capital.

7.	The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3 lit. a), of the Articles of Association:

“Artikel 3 Aktienkapital	“Article 3 Share Capital

a)        Das Aktienkapital der Gesellschaft beträgt CHF [•]* / [•]** / [•]*** / [•]**** und ist eingeteilt in 340’158’641 auf den Namen lautende Aktien im Nennwert von CHF [•]* / [•]** / [•]*** /[•]**** je Aktie. Das Aktienkapital ist vollständig liberiert.”

a)        The share capital of the Company amounts to CHF [•]* / [•]** / [•]*** / [•]**** and is divided into 340,158,641 registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** per share. The share capital is fully paid-in.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

*         Upon completion of the first Partial Par Value Reduction until the end of July 2010 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2010

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

**       Upon completion of the second Partial Par Value Reduction until the end of October 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

***    Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende April 2011 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

****  Upon completion of the fourth Partial Par Value Reduction until the end of April 2011 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

9.         Effective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments Article 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association are resolved as a consequence of the par value reduction:

“Artikel 4 Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung	“Article 4 Conditional Share Capital for Bonds and Similar Debt Instruments

a)         Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]*/[•]**/[•]***/ [•]**** durch Ausgabe von höchstens 33’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]*/[•]**/[•]***/ [•]**** je Aktie erhöht, bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.”

a)         The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]***/[•]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

*          Upon completion of the first Partial Par Value Reduction until the end of July 2010 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2010

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

**        Upon completion of the second Partial Par Value Reduction until the end of October 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

***     Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende April 2011 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

****   Upon completion of the fourth Partial Par Value Reduction until the end of April 2011 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

“Artikel 5 Bedingtes Aktienkapital für Mitarbeiterbeteiligungen	“Article 5 Conditional Share Capital for Employee Benefit Plans

a)         Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [ •]*/[•]**/ [•]***/[•]**** durch Ausgabe von höchstens 28’084’700 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”

a)         The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue from time to time of a maximum of 28,084,700 registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]***/[•]****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

*          Upon completion of the first Partial Par Value Reduction until the end of July 2010 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2010

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

**        Upon completion of the second Partial Par Value Reduction until the end of October 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

***     Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende April 2011 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

****   Upon completion of the fourth Partial Par Value Reduction until the end of April 2011 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	“Article 6 Authorized Share Capital for General Purposes

a)         Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis zum 19. Mai 2012 im Maximalbetrag von CHF [•]*/[•]** /[•]*** / [•]**** durch Ausgabe von höchstens [140’000’000] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* /[•]** /[•]*** /[•]**** je Aktie zu erhöhen.”

a)         The Board of Directors is authorized to increase the share capital from time to time and at any time until 19 May 2012 by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue of up to [140,000,000] fully paid up registered shares with a nominal value of CHF [•]*/[•]**/[•]***/ [•]**** each.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

*          Upon completion of the first Partial Par Value Reduction until the end of July 2010 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2010

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

**        Upon completion of the second Partial Par Value Reduction until the end of October 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

***     Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende April 2011 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2010

****   Upon completion of the fourth Partial Par Value Reduction until the end of April 2011 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2010

Voting Requirement to Approve Agenda Item

If Agenda Item No. 2 is approved, the affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item. If Agenda Item No. 2 is not approved, the affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the payment of the Dividend through reduction of the par value of our shares as described above, such payment to be made in four quarterly installments through our next annual ordinary general meeting.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies for many years in accordance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes. We have adopted Organizational Regulations and Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification and independence standards, Board leadership, director responsibilities and procedures, management evaluation and succession and Board self-evaluations. We have also adopted Categorical Standards for Director Independence, a Code of Conduct and charters for each of our Compensation Committee, Audit Committee, Nominating and Governance Committee, Risk Committee, Finance and Investment Committee and Executive Committee. The full text of our Organizational Regulations, our Corporate Governance Guidelines, our Categorical Standards for Director Independence, our Code of Conduct and each committee charter is available on the Company’s website located at www.acelimited.com. You can view and print these documents by accessing our website, then clicking on “Investor Information,” followed by “Corporate Governance.” Our Categorical Standards for Director Independence also appear as Exhibit A to this proxy statement. In addition, you may request copies of our Organizational Regulations, our Corporate Governance Guidelines, Categorical Standards for Director Independence, Code of Conduct and the committee charters by contacting us as follows:

Telephone—(441) 299-9283;

Facsimile—(441) 292-8675; or

e-mail—investorrelations@acegroup.com.

Executive Sessions of Directors	In addition to regular Board meetings, the non-management directors meet at regular executive sessions of the Board, at which no members of management (including our Chairman, President and Chief Executive Officer, whom we refer to as the CEO) are present. As our CEO is our only non-independent director, the independent directors meet at regular executive sessions (more than once per year) without participation of management or any director that is not independent. Our Lead Director, Robert M. Hernandez, is the presiding director for executive sessions of non-management directors and executive sessions of independent directors.

Other Corporate Governance Highlights	•	Eleven of our twelve directors are independent directors.

•	Only independent directors may serve on our Audit, Compensation, Nominating and Governance and Risk Committees.

•

Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors. Together with our Board, our Audit Committee evaluates the qualification, performance and independence of our independent auditors. If required by applicable law or regulation relating to auditor rotation or otherwise, or if the Audit Committee otherwise determines it is necessary, it will replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

•

If a member of our Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board is required to determine whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee.

•

Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc. to assist it. Our Compensation Committee evaluates the performance of the CEO, based on corporate goals and objectives and sets his compensation level based on this evaluation, either as a committee or together with the other independent directors.

•

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees, which sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations (including insider trading laws), and reporting illegal or unethical behavior.

•	Our Board and each of its committees conducts an annual self-evaluation to determine whether they are functioning effectively.

•

We have adopted Related Party Transaction Guidelines that require our Nominating and Governance Committee to review and approve or ratify, certain transactions between us and related persons as further described in “Corporate Governance—What is Our Related Party Transaction Approval Policy and What Procedures Do We Use to Implement It?”

•

Our Board formed a Risk Committee in November of 2009. The mission of the Risk Committee of the Board of Directors is to understand, advise about, and oversee the Company’s risk management process to assure that it functions correctly in all material respects.

Continuing Education	We provide ongoing programs for existing directors, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Directors are encouraged to attend these and other appropriate continuing education programs. In 2009, we sponsored training sessions for our Finance and Investment Committee members and our Audit Committee members. In addition, many of our directors attended outside director education programs and certain of our directors attended audit committee member programs sponsored by PricewaterhouseCoopers LLP.

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2009, including one telephonic meeting. All directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member that were held during 2009.

Director Independence and Other Information

The Board has determined that the following directors and nominees are independent under the listing standards of the NYSE: Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Peter Menikoff, Leo F. Mullin, Thomas J. Neff, Robert Ripp, Theodore E. Shasta, Dermot F. Smurfit and Olivier Steimer. These independent directors constitute a substantial majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. A copy of our Categorical Standards for Director Independence is attached as Exhibit A to this proxy statement and is also available by accessing the Company’s website at www.acelimited.com, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company. The Board considered that Theodore E. Shasta, who has been nominated to serve as a director, has served as a consultant to the Board and Audit Committee of the Company in anticipation of his nomination as director, but determined that this did not constitute a material relationship with the Company.

SEC regulations require us to describe certain legal proceedings, including bankruptcy and insolvency filings, involving nominees for the Board of Directors or companies of which a nominee was an executive officer. Mr. Mullin retired as Chief Executive Officer of Delta Air Lines in January 2004 and Chairman in April 2004. In September 2005, Delta Air Lines voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The Board and Diversity

We believe that a variety of perspectives, opinions and backgrounds among the members of the Board is critical to the Board’s ability to perform its duties and various roles. We strive to maintain, and we encourage, diversity of thought among Board members, which makes the body as a whole more effective. Our Board includes ethnic and religious minorities, members from multiple countries, both genders, and people from many walks of life and disciplines. The make-up of the Board has evolved, and broadened, as ACE has grown and evolved as a company, and continued diversity is expected.

Our Board of Directors is elected by our shareholders, who have the legal and structural power to dictate the Board’s composition. Under our Articles of Association and Swiss law, the Board is entrusted with the ultimate direction of the Company, and thus responsible for ensuring that appropriate policies, procedures and leadership (including at Board level) are in place. The Nominating and Governance Committee was established in large part to facilitate consideration of and adherence to Board composition matters.

Our Corporate Governance Guidelines include provisions intended to help ensure that the Board, as it evolves, will have collective skills, experience, independence and diversity to enable it to function as well as possible for the short term and long term. Those guidelines instill in the Nominating and Governance Committee responsibility for oversight of this objective, although we do not have a formal Board diversity policy.

Each of our directors represents stockholders as a whole rather than any particular stockholder or group of stockholders. Individual directors are required to notify the Committee’s Chairman, and the Chairman of the Board, of any change in business or professional affiliations or responsibilities, including retirement, so that diversity, conflicts and other Board composition issues can be considered. A director is required to offer his or her resignation from the Board (which resignation may be accepted or not accepted, on behalf of the Board, by the Chairman of the Nominating and Governance Committee following consultation with other Committee or Board members in the reasonable discretion of the Chairman) in the event a director for any reason leaves a full-time job or otherwise materially changes his or her full-time employed position or status (e.g., resignation, termination, reassignment, or retirement). In addition, as set forth in the Corporate Governance Guidelines, a director should offer to resign if the Nominating and Governance Committee concludes that he or she no longer meets the Company’s requirements for service on the Board. Our Nominating and Governance Committee annually performs evaluations of the Board and a self-evaluation of the Nominating and Governance Committee. In that context, they further consider the composition of the Board.

Moreover, the ACE Code of Conduct applies to the Board and its decisions, not just Company employees. The Code of Conduct prohibits discrimination on the basis of any characteristic protected by law, and we make all director nomination decisions and set all terms and conditions of the appointment of directors without regard to these characteristics. ACE is committed to providing an environment in which diversity is valued, and without doubt this is true with respect to the Board of Directors.

Board Leadership Structure

Our Board’s mandate includes overall supervision and control of management of the Company, pursuant to Swiss law. Though our management and employees direct and are responsible for the business operations of the Company and its divisions, and implementation of policies and strategies approved by the Board, the power of management is fundamentally delegated from the Board. Our Organizational Regulations and Corporate Governance Guidelines provide the Board with the right and flexibility to vest the responsibilities of Chairman of the Board and Chief Executive Officer in the same individual or in more than one individual, as the Board determines to be in the best interest of the Company. Our Board has determined it to be in the best interests of the Company, at this time, to vest the responsibilities of Chairman and CEO in Evan Greenberg because the Board believes he has the skills and experience to best perform both roles.

While Mr. Greenberg serves as Chairman, Board leadership comes also from our Lead Director Robert Hernandez. Our Lead Director’s powers are significant, and specific responsibilities include establishing the agenda for Board meetings, presiding at executive sessions of the Board, working with the Nominating and Governance Committee in the Board’s performance evaluation process, working with the Compensation Committee in the CEO evaluation process, compensation determination facilitating communication between Board members and the Chairman of the Board, helping to assure that Board members receive background materials on a timely basis, monitoring the Company’s mechanism for receiving and responding to shareholder communications to the Board, responding to non-audit related shareholder inquiries and helping assure that all Board members are empowered to, and do, carry out their responsibilities in accordance with their fiduciary duties.

The Board regularly reviews and discusses its composition and structure. It has specifically delegated to the Nominating and Governance Committee the duty of evaluation in this regard, and advising the Board as it sees fit. ACE’s Board leadership structure has evolved over time. For example, the chairman and chief executive officer roles were separate immediately before May 2007; Mr. Greenberg was promoted to President and Chief Executive Officer in 2004 and was not appointed Chairman of the Board until three years later. As ACE and its circumstances develop in the future, the Board will continue to examine its leadership structure and will at all times conduct itself in the manner it determines to be in the best interests of the Company and its shareholders at that time.

Board Risk Oversight and Risk Management

As part of its oversight of the Company and its business activities, the Board takes very seriously its role in risk management. The Risk Committee is composed entirely of directors who are independent of the Company and its management (in accordance with NYSE listing standards) and was formed in 2009 in order to better facilitate Board awareness and involvement in this area.

Generally, the Risk Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management. This includes (a) cognitive—evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information, (b) strategic—oversight of policy decisions pertaining to risk aggregation and minimization, including credit risk, and (c) tactical—assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks. In particular, the Risk Committee meets regularly with company management, including the Chief Risk Officer, Chief Auditor and others, in fulfillment of its responsibilities. The Risk Committee also conducts joint meetings, such as with the Audit Committee.

The goal of the Risk Committee is to assure that the Company’s risk management process perceives risk well (cognition), has a reasonable and sound set of policies for setting parameters on risk (strategy), and, for specific material risks, has prepared itself to avoid or to mitigate outcomes that threaten the viability of the Company (tactics).

The Board discusses and considers risk management issues to varying degrees at every one of its meetings. The Board will adjust its practices with respect to risk management oversight whenever it determines it needs to do so and will involve itself in particular risk areas or business circumstances where its proper exercise of oversight demands it.

The Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Risk Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of the NYSE. The Board has also established a Finance and Investment Committee and an Executive Committee.

The Audit Committee	The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert, as that term is defined under 407(d) of Regulation S-K, and that each member satisfies the financial literacy requirements of the NYSE. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Agenda Item No. 1: Election of Directors.”

The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, our system of internal controls, our audit process, the performance of our internal auditors and the performance, qualification and independence of our independent registered public accounting firm.

The Audit Committee is composed of Robert Ripp, who serves as Chairman, Michael G. Atieh, and Peter Menikoff. If elected, Theodore E. Shasta is expected to serve on the Audit Committee.

During 2009, the Audit Committee participated in five regularly scheduled meetings (one of which was telephonic), four telephonic earnings discussions and two in person training sessions.

The Compensation Committee	The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of employees. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning and periodically consults with the Risk Committee on matters related to executive compensation and risk. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information about how the Compensation Committee determines executive compensation.

The Compensation Committee is composed of John A. Krol, who serves as Chairman, Mary A. Cirillo, Thomas J. Neff and Dermot F. Smurfit (who will be retiring from the Board of Directors at the Annual General Meeting).

The Compensation Committee held four meetings, as well as several consultations, during 2009.

The Nominating and Governance Committee	The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Nominating and Governance Committee is composed of Thomas J. Neff, who serves as Chairman, Mary A. Cirillo, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Leo F. Mullin, Dermot F. Smurfit (who will be retiring from the Board of Directors at the Annual General Meeting) and Olivier Steimer.

The Nominating and Governance Committee held four meetings during 2009.

The responsibilities of the Nominating and Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Finance and Investment Committee	The Finance and Investment Committee of the Board of Directors oversees management’s investment of our investable assets and approves overall investment guidelines to ensure that we maintain appropriate levels of portfolio liquidity, credit quality, diversification, and volatility. The Finance and Investment Committee also oversees, and makes recommendations to the Board with respect to, our capital structure and financing arrangements in support of both our annual financial plan and our strategic plan.

The Finance and Investment Committee is composed of Michael G. Atieh, who serves as Chairman, Peter Menikoff and Robert Ripp. If elected, Theodore E. Shasta is expected to serve on the Finance and Investment Committee. Our chief financial officer and the president of ACE Asset Management are ex officio members of the Finance and Investment Committee. The Finance and Investment Committee approves asset allocation targets and reviews investment policy to ensure that it is consistent with overall goals, strategies, and objectives. In addition, the Finance and Investment Committee systematically reviews the portfolio’s exposures to capture any potential violations of investment guidelines.

The Finance and Investment Committee held four meetings and one training session during 2009.

The Risk Committee	The Risk Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Risk Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management. This includes (a) cognitive—evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information, (b) strategic—oversight of policy decisions pertaining to risk aggregation and minimization, including credit risk, and (c) tactical—assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks.

The goal of the Risk Committee is to assure that the risk management process perceives risk well (cognition), has a reasonable and sound set of policies for setting parameters on risk (strategy), and, for specific material risks, has prepared itself to avoid or to mitigate outcomes that threaten the viability of the Company (tactics).

The Risk Committee is composed of Olivier Steimer, who serves as Chairman, Bruce L. Crockett, Robert M. Hernandez and Leo F. Mullin.

The Risk Committee was formed in November of 2009 and conducted one meeting in 2009.

The Executive Committee

Except as expressly limited by applicable law or regulation, stock exchange rule, our Articles of Association or our Organizational Regulations and except for matters expressly reserved for another committee of our Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors, with its primary focus to act for the full Board when it is not practical to convene meetings of the full Board.

The Executive Committee is composed of Evan G. Greenberg, who serves as Chairman, Michael G. Atieh, Robert M. Hernandez, John A. Krol, Thomas J. Neff, Robert Ripp and Olivier Steimer.

The Executive Committee did not meet during 2009.

How Are Directors Nominated?

As needed, the Nominating and Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Our Corporate Governance Guidelines require the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve our governance and strategic needs. We consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields, as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors must possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

In accordance with its charter, the Nominating and Governance Committee identifies nominees for directors from various sources. We do not generally retain third-party consultants to assist in identifying and evaluating potential nominees, although the Nominating and Governance Committee may do so if it desires. Thomas J. Neff, who serves on the Nominating and Governance Committee, is the chairman of Spencer Stuart, U.S., an executive search consulting firm. We have drawn upon Mr. Neff’s expertise and resources with respect to identifying and evaluating prospective nominees for directors, but have not made any payments with respect to such advice to Spencer Stuart or Mr. Neff, other than director’s fees to Mr. Neff. The Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item, including nomination of a director, be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders’ meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland.

What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?

The Board of Directors has adopted Related Party Transactions Guidelines which require that the Nominating and Governance Committee review, and approve or ratify, transactions in which we, on the one hand, and a related party, on the other hand, participate that involve payments of at least $120,000 in the aggregate per fiscal year. In conjunction with such review, the Nominating and Governance Committee must make a determination that the transaction does not constitute a conflict of interest. Transactions involving our sale of insurance or reinsurance in the ordinary course of business on terms that are generally available to similarly situated parties who are not related to us, and payments or settlements of claims on such policies in the ordinary course of business on commercially reasonable terms, are deemed pre-approved by virtue of the Board’s adoption of the Related Party Transactions Guidelines, unless they involve payments to an entity that is a related party because of the interest of a director (or a nominee for director) or his or her immediate family member in such entity. Transactions with any related party that involve less than $120,000 in the aggregate per fiscal year generally are also deemed pre-approved under our guidelines. Contributions to the ACE Political Action Committee by related parties are not within the scope of our Related Party Transactions Guidelines and are not subject to approval by the Nominating and Governance Committee.

Our Related Party Transactions Guidelines require the Board of Directors to review, approve or ratify, and determine that no conflict of interest exists with respect to, financial contributions to not-for-profit organizations for which a director or an executive officer or his or her spouse or child serves on the board or as a senior officer. By adopting these guidelines, the Board has determined that financial contributions of $50,000 or less in the aggregate per fiscal year to a not-for-profit organization of which an executive officer or his or her spouse or child serves as a director, trustee or senior officer do not constitute conflicts of interest and are deemed to be pre-approved. We submit financial contributions to any not-for-profit organization of which an executive officer or his or her spouse or child is a director, trustee or senior officer to the Nominating and Governance Committee if they involve in the aggregate more than $50,000 per fiscal year but less than $100,000, or to the Board of Directors if they involve in the aggregate $100,000 or more per fiscal year.

We have established a number of procedures to monitor related party transactions so that we can submit them to the Nominating and Governance Committee or the Board of Directors pursuant to the Related Party Transactions Guidelines. For example, we have compiled a list of relevant persons and entities, which we update on a regular basis, and search various databases to identify payments to or from these persons or entities. In some circumstances, our directors, nominees for directors and executive officers are also required to report transactions of which they are aware to the Lead Director, such as transactions in which an immediate family member or entity associated with such family member has an interest. We also circulate directors’ and officers’ questionnaires which inquire as to related party transactions. Our Code of Conduct addresses procedures to follow with respect to matters that raise potential conflicts, including a requirement that our employees, officers and directors report potential conflicts as part of their annual Code of Conduct affirmation statement. In addition, we poll key officers to determine whether they are aware of any transactions that may be subject to the Related Party Transactions Guidelines.

For the purposes of our Related Party Transactions Guidelines, related parties include:

•	any director, nominee for director or executive officer of the Company;

•	any immediate family member of a director, nominee for director or executive officer;

•

any entity of which a director, nominee for director or executive officer is a current employee, officer or general partner, or in which his or her immediate family member is an executive officer or general partner, or in which any such person, together with his or her immediate family members, directly or indirectly, in the aggregate, owns 10 percent or more of the equity interest, and affiliates of any entity described in this paragraph; and

•

any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of more than 5 percent of the Company’s outstanding Common Shares at the time the transaction occurred or existed.

What Related Person Transactions Do We Have?

Some of our shareholders and their affiliates and employers of or entities otherwise associated with some of our directors and officers and their affiliates, have purchased from us, or sold to us, insurance or reinsurance on terms we believe were no more favorable to either them or us than the terms made available to unrelated counterparties and may receive or make claim payments on such policies in the ordinary course of business. During 2009, we also engaged in certain other transactions with shareholders who owned more than 5 percent of our Common Shares at the time of the transaction, or their affiliates, as described below.

Wellington Management Company, LLP provided investment management services to some of our subsidiaries, as well as the ACE INA Foundation, the ACE Charitable Foundation and the ACE Foundation–Bermuda, in 2009, managing approximately 16 percent of our investment assets. We paid Wellington approximately $5.5 million in 2009 for these services. Theodore E. Shasta, one of our nominees for director, was formerly Senior Vice President and a Partner of Wellington until his retirement in June 2009.

The ACE Foundation–Bermuda, which we refer to as the ACE Foundation, is an unconsolidated not-for-profit organization which was established to strengthen the community by utilizing its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organizations that are specifically focused on clearly defined needs and problems. Five of the trustees of the ACE Foundation are current officers of the Company, and the sixth trustee is a retired officer of the Company. We annually make contributions to the ACE Foundation which are in turn used to fund charitable causes in Bermuda. At December 31, 2009 and 2008, the Company maintained a non-interest bearing demand note receivable of $31 million and $34 million, respectively, from the ACE Foundation. The ACE Foundation has used the related proceeds to finance investments in Bermuda real estate, including investments in three properties that it rents to ACE employees at rates established by independent, professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the ACE Foundation, which is to become a self-funding institution. The real estate assets assist the ACE Foundation in its endeavors to meet this goal by producing annual cash income that supports the ACE Foundation’s charitable objectives. Philip Bancroft has rented real estate from the ACE Foundation. Lease payments under Mr. Bancroft’s lease with the ACE Foundation totaled $286,000 for the year ending December 31, 2009. Evan Greenberg rented real estate from the ACE Foundation under a lease that was terminated September 20, 2009. Lease payments under Mr. Greenberg’s lease with the ACE Foundation totaled $220,000 for the year ended December 31, 2009.

In 2006, some of our subsidiaries entered into agency agreements with Starr Technical Risks Agency, Inc. (or its affiliates), which we refer to as Starr, a wholly owned subsidiary of C.V. Starr & Co., Inc., which we refer to as C.V. Starr, of which Maurice Greenberg, the father of our CEO, is the Chairman and Chief Executive Officer. Under these agreements, Starr serves as our non-exclusive agent for writing policies, contracts, binders or agreements of insurance or reinsurance classified as property and/or inland marine risks. The program applies to risks attaching in the United States of America or Canada and worldwide risks for entities domiciled, having their principal places of business in or conducting a substantial portion of their business in the United States or Canada. C.V. Starr has guaranteed some of Starr’s obligations under the agency agreements. Under the agency agreements, we pay Starr a commission on written premiums that it underwrites on our behalf. In 2009, we paid Starr a total of approximately $77.9 million in commissions under these agreements. An affiliate of Starr provides claims services for the program, and we do not pay any additional fee for those services. We also have entered into a profit-sharing arrangement based on loss ratios in connection with the program if Starr writes a minimum of $20 million of net written premiums of program business per annum. Profit share amounts are payable on June 30 of each year. The profit share amount we will pay in any year will depend on how much program business Starr underwrites on our behalf and the calculation of the profit share amount. No profit share has been payable yet. Each party to an agency agreement may terminate it without cause on 180 days’ notice and with cause on 30 days’ notice. We can terminate Starr’s binding authority for new business on 30 days’ notice, in which event Starr may terminate the agency agreement on 30 days’ notice. In addition, pursuant to a mutual service agreement, Starr retained one of our subsidiaries as a consultant and subcontractor to provide technical services in connection with certain insurance products that Starr markets and paid us approximately $684,000 in 2009 for such services in the United States or Canada.

Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2009?

Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all our directors and executive officers complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during 2009, except that due to administrative oversights by the Company, Mr. Cusumano was late in reporting 313 shares that were withheld to pay tax liability in 2009 and Mr. Keogh was late in reporting 3,698 shares received upon the exercise of options and 3,310 shares that were withheld to pay tax liabilities in 2008. Each of these late transactions has now been reported.

INFORMATION ABOUT OUR SHARE OWNERSHIP

How Many Shares Are Owned by Directors, Nominees and Executive Officers?

The following table sets forth information, as of March 31, 2010, with respect to the beneficial ownership of Common Shares by our executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, and to whom we refer as the NEOs, by each of our directors and nominees and by all our directors, nominees and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares listed in the Common Shares Beneficially Owned column. The Common Shares listed for each director, nominee and each NEO constitute less than one percent of the outstanding Common Shares. The Common Shares beneficially owned by all directors, nominees and executive officers as a group constitute less than one percent of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Shares Subject to Options (1)	Restricted Common Shares (2)
Evan G. Greenberg (3) (4)	297,161	1,196,120	325,640
Philip V. Bancroft	96,620	198,663	78,662
Robert F. Cusumano (3)	30,231	48,863	50,782
Brian E. Dowd	63,488	232,209	118,637
John W. Keogh	24,994	42,505	87,289
Michael G. Atieh (5) (6)	13,089	14,000	4,794
Mary A. Cirillo (6)	—	—	4,495
Bruce L. Crockett (5) (6)	14,654	14,000	2,996
Robert M. Hernandez (5) (6)	54,230	14,000	2,797
John A. Krol (5) (6)	5,666	11,030	2,797
Peter Menikoff (3) (5) (6)	26,750	14,000	4,594
Leo Mullin (6)	1,845	—	2,797
Thomas J. Neff (5) (6)	17,045	14,000	4,495
Robert Ripp (5) (6)	24,154	14,000	2,797
Dermot F. Smurfit (6)	9,959	14,000	2,797
Olivier Steimer (6)	—	—	2,797
Theodore E. Shasta	—	—	—
All directors, nominees and executive officers as a group (18 individuals)	707,884	1,869,150	717,964

(1)	Represents Common Shares that the individual has the right to acquire within 60 days of March 31, 2010 through option exercises.

(2)	Represents Common Shares with respect to which the individual has the power to vote (but not to dispose of).

(3)	Messrs. Cusumano, Greenberg and Menikoff share with other persons the power to vote and/or dispose of 2,300, 20,116 and 4,800, respectively, of the Common Shares listed. These directors and executive officers therefore share with other persons the power to vote and/or dispose of 27,216, in the aggregate, of the Common Shares listed as owned by the directors and executive officers as a group.

(4)	Mr. Greenberg has pledged 212,345 Common Shares in connection with a margin account.

(5)	Included in these amounts are Common Shares that will be issued to the director immediately upon his or her termination from the Board. These Common Shares relate to vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Common Shares at March 31, 2010 described in this footnote and included in the above table for each director is as follows: Mr. Atieh (10,960), Mr. Crockett (12,754), Mr. Hernandez (8,174), Mr. Krol (803), Mr. Menikoff (21,951), Mr. Neff (15,546) and Mr. Ripp (10,960).

(6)	Not included in these amounts are Common Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Common Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Common Shares at March 31, 2010 described in this footnote and not included in the above table for each director is as follows: Mr. Atieh (17,350), Ms. Cirillo (11,788), Mr. Crockett (13,810), Mr. Hernandez (12,513), Mr. Krol (11,797), Mr. Menikoff (23,493), Mr. Mullin (4,620), Mr. Neff (21,935), Mr. Ripp (12,790), Mr. Smurfit (11,699) and Mr. Steimer (2,856).

Which Shareholders Own More than 5 Percent of Our Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Common Shares as of December 31, 2009.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Wellington Management Company, LLP (1)	46,553,751	13.83%
75 State Street Boston, Massachusetts 02109
Capital World Investors (2)	25,230,800	7.50%
333 South Hope Street Los Angeles, CA 90071

(1)	Based on a Schedule 13G filed by Wellington Management Company, LLP on February 12, 2010. Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 46,553,751 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 30,094,021 shares and shared dispositive power over 46,553,751 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(2)	Based on a Schedule 13G filed by Capital World Investors on February 11, 2010. Capital World Investors, in its capacity as an investment advisor, may be deemed to have had beneficial ownership of 25,230,800 shares of common stock that are owned by various investment company clients. Capital World Investors has sole voting authority over 10,265,800 shares and sole dispositive power over 25,230,800 shares. Capital World Investors is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Program Objectives	Our goal is to fairly compensate our employees and to enhance shareholder value by continuing to closely align our executive compensation philosophy and practices with the interests of our shareholders.

Our compensation practices, which balance long-term and short-term awards, are structured to pay for performance, to encourage business decision-making aligned with the long-term interests of the Company, and to support the human resource requirements of our business in all the markets, globally, in which we operate.

We seek to attract and retain highly qualified executives who are talented, experienced, creative, motivated, dedicated and honest. We compete for talent with property and casualty insurers, specialty insurers, and financial services companies worldwide. We strive to develop and administer compensation practices that enable us to retain and motivate top talent in the markets in which we operate while, at the same time, administering integrated compensation practices for our employees internationally.

As our business performance and industry reputation continue to grow in comparison with our peer companies, we have become a potential source of talent for peer companies, making the retention of our executives and other employees even more challenging.

What Our Compensation Program Is Designed to Reward; Individual and Company Performance Criteria	Our compensation practices are designed to reward both individual and Company performance, based on the following:

Individual Performance Criteria:

•	Personal contribution to both short-term and long-term business results

•	Successful execution of key strategic objectives

•	Demonstrated leadership capability

•	Demonstrated application of relevant technical expertise

•	Ethical conduct, regulatory compliance and mitigation of unnecessary risk

Company Performance Criteria:

•

Growth in tangible book value per share—which has a strong correlation with shareholder wealth creation—both in absolute terms and in comparison with our Financial Performance Peer Group, as defined below

•	Quality of growth in book value, which recognizes the sources of our book value growth and is a principal measure of the quality of our shareholder wealth creation

• Return on common equity, or ROE =	Net Operating Income
Average Shareholder Equity for Period

which is a principal measure of the efficiency of our use of capital

•	Operating income, which is net income before realized gains and losses, after tax

•	Combined ratio (the amount that an insurer must pay to cover claims and expenses for every dollar of earned premium), which is the sum of the expense ratio and the loss ratio

Expense Ratio =	GAAP Policy Acquisition Costs and General & Administrative Expense
Net Earned Premium

Loss Ratio =	Losses Incurred
Net Earned Premium

Components of Total Direct Compensation	We pay each NEO total direct compensation, which we refer to as Total Direct Compensation, in three components:

•	Annual Base Salary

•	Annual Cash Bonus

•	Long-Term Incentive Equity Awards, in the form of stock options, restricted stock and performance shares, which tie the current year’s awards to future Company performance.

NEOs automatically participate in Company-sponsored qualified retirement plans and are eligible to participate in Company-sponsored non-qualified deferred compensation plans. Under the non-qualified deferred compensation plans, the NEOs may elect to defer base salary and annual cash bonus and direct those deferrals to investment options that mirror those offered in our qualified defined contribution plans, to the extent permissible under applicable tax laws.

While perquisites are not considered part of Total Direct Compensation, they are discussed in “Determination of Perquisites” below.

Retirement Benefits	Our NEOs do not participate in any Company-sponsored defined benefit plans, which are often referred to as pension plans. The Company does maintain a few defined benefit retirement plans in a few locations outside the U.S. and Bermuda where we are required to do so by local employment law or prevailing practice.

The Company maintains both qualified defined contribution plans and non-qualified defined contribution plans and maintains an account under each type of plan for many of our US-based and Bermuda-

based employees, including our NEOs. Each year, the Company credits to each (NEO) participant’s accounts an amount equal to 6 percent of his or her base salary and annual cash bonus. The Company first credits amounts under the qualified defined contribution plan up to the limits permitted under tax-qualification rules, and then credits amounts in excess of those limits to each participant’s account under the non-qualified defined contribution plan. In addition, depending on each participant’s own contribution to the plans, each (NEO) participant’s plan accounts may be credited with matching non-discretionary contributions in an amount up to 6 percent of his or her base salary and annual cash bonus. These contributions are also made first to the applicable qualified defined contribution plan and then, once the tax-qualified limits are reached, to the applicable non-qualified defined contribution plan.

How We Use Peer Group Data in Determining Compensation	The Compensation Committee of the Board of Directors recommends, and the full Board of Directors determines, Total Direct Compensation for the CEO. The Compensation Committee also reviews and approves or modifies the CEO’s recommendations for the Total Direct Compensation for the other NEOs and direct reports to the CEO. As part of the annual compensation review process, the Compensation Committee uses a competitive framework to evaluate each NEO’s individual compensation against compensation levels for comparable positions in companies in a peer group that best defines the market in which we compete for executive talent, which we refer to as the Compensation Benchmarking Peer Group, and Company performance against the financial performance of companies in a second peer group that best defines the market in which we compete for business, which we refer to as the Financial Performance Peer Group. In analyzing a peer group company’s compensation data, the Compensation Committee takes into account certain external factors, including any applicable compensation restrictions resulting from that company’s participation in the U.S. Troubled Asset Relief Program (TARP).

How We Select, and Who Is Currently in, Our Compensation Benchmarking Peer Group

Annually, the Compensation Committee reviews those companies designated as our Compensation Benchmarking Peer Group in collaboration with Mercer Human Resource Consulting, to whom we refer as Mercer, an external consulting firm. Frederic W. Cook & Co., an independent consulting firm retained directly by the Compensation Committee, to whom we refer as Cook & Co., then reviews Mercer’s selection of companies included in our Compensation Benchmarking Peer Group. Of the eight companies that comprise our Compensation Benchmarking Peer Group, six are within the S&P 500 Property & Casualty Index, and two are global insurance brokerages included because they are viewed as key competitors for talent in an industry-related business. The size of the Compensation Benchmarking Peer Group has been reduced by one due to the former peer group company’s consolidation with another company in 2009.

We have excluded certain S&P 500 Property & Casualty Index companies from our Compensation Benchmarking Peer Group because their size, as defined by market value, total assets, book value, net income and net premium, is far below or far above that of our Company, they operate in a niche businesses, or they have an ownership structure, such as a majority stockholder, that limits pay comparability.

For our CEO, CFO and General Counsel, we rely exclusively on the Compensation Benchmarking Peer Group. For those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group, we augment our analysis with industry-specific market survey data.

Our current Compensation Benchmarking Peer Group is:

The Allstate Corporation

Aon Corporation
The Chubb Corporation
The Hartford Financial Services Group, Inc.
Marsh & McLennan Companies, Inc.
The Progressive Corporation
The Travelers Companies, Inc.
XL Capital Ltd

How We Select, and Who Is Currently in, Our Financial Performance Peer Group	The Financial Performance Peer Group includes a subset of those companies in the Compensation Benchmarking Peer Group that are considered commercial property and casualty insurance companies, as well as three additional commercial property and casualty insurance companies excluded from the Compensation Benchmarking Peer Group because of their size and ownership structure. The Financial Performance Peer Group is the most relevant peer group for evaluating the financial performance of the Company on such measures as Growth in Tangible Book Value Per Share, Combined Ratio and Return on Equity.

Our current Financial Performance Peer Group is:

American International Group, Inc.
The Chubb Corporation
CNA Financial Corporation
The Hartford Financial Services Group, Inc.
The Travelers Companies, Inc.
XL Capital Ltd

Zurich Financial Services Group

Determining the Mix of Total Direct Compensation–Introduction

The mix of an NEO’s Total Direct Compensation is generally based upon level, with more senior officers receiving a greater percentage of their Total Direct Compensation as variable or at-risk compensation in the form of an annual cash bonus and a long-term incentive equity award composed of restricted stock (a portion of which is in the form of performance shares, as described below) and stock options, and a lesser percentage in the form of fixed annual base salary. Total cash compensation, which consists of base salary and annual cash bonus, is typically 25 percent to 50 percent of Total Direct Compensation. As part of its annual compensation benchmarking process, the Compensation Committee reviews the percentage of Total Direct Compensation delivered in base salary, annual cash bonus, and long-term incentive equity awards for similar positions in our Compensation Benchmarking Peer Group and, for certain positions, considers the broader financial services market. For more detailed analysis of Total Direct Compensation components, see “Salary,” “Bonus” and “Long-Term Incentive Equity Awards” below.

Salary	The Compensation Committee reviews and approves or modifies the CEO’s recommendations for the annual base salary of each NEO position with the exception of the CEO, for whom the Compensation Committee recommends, and the full Board of Directors determines, the annual base salary. On an annual basis, the Committee reviews each NEO’s actual annual salary in reference to the median compensation levels for comparable positions at companies in our Compensation Benchmarking Peer Group or in combination with industry-specific market survey data for those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group. Each NEO’s actual annual salary increase, if any, may be above or below the market median based on his or her individual performance in the prior fiscal year, as measured against the Individual Performance Criteria described above in “What our Compensation Program is Designed to Reward; Individual and Company Performance Criteria.”

Variable Compensation–Bonus and Equity Compensation Awards	The Compensation Committee uses variable performance-based compensation in the form of the annual cash bonus and the long-term incentive equity award in combination with the annual base salary to provide an overall compensation opportunity that is closely tied to performance. When both Company performance, as measured by the Company Performance Criteria described above, and individual performance, as measured by Individual Performance Criteria described above, are considered outstanding, NEOs have the opportunity to achieve Total Direct Compensation that approximates the 75th percentile of compensation for comparable positions at companies in our Compensation Benchmarking Peer Group. Mercer determines the percentiles for a given position based on an analysis of compensation disclosures in the most recent publicly available Compensation Benchmarking Peer Group proxy statements in combination with industry-specific market survey data. The Compensation Committee considers the opportunity to achieve or exceed the 75th percentile for outstanding performance because of the high performance expectations to which our Company executives are held, the prevailing competition for talent within our Compensation Benchmarking Peer Group, and the ambitious financial growth goals we set each year.

Bonus	The annual cash bonus component of Total Direct Compensation provides a timely link between recent performance and compensation, allowing the Compensation Committee to adjust annual compensation to reflect overall Company financial performance during the prior fiscal year as well as the individual performance of each NEO.

Each NEO’s annual cash bonus is based on the prior year’s performance, as measured against the Individual Performance Criteria, described above; the Company Performance Criteria, described above; and, for some NEOs, as further specified elsewhere in this Compensation Discussion and Analysis, the performance of the operating unit(s) directly managed by the NEO.

The above process culminates in a specific cash bonus for each NEO, other than the CEO, that ranges between 100 percent and 150 percent of base salary based on performance. Actual cash bonuses may fall considerably below that range if performance falls short of the Company’s business plan and other performance expectations and may exceed that range if performance exceeds the Company’s business plan and other performance expectations.

Long-Term Incentive Equity Awards	The Compensation Committee uses long-term incentive equity awards, principally in the form of stock options, restricted stock and performance shares, as:

•	a timely link between recent performance and compensation

•	a forward-looking vehicle for retention of executive talent due to the multi-year vesting schedule for equity awards

•	an important driver of long-term performance and risk management

•	a key link for aligning shareholder and executive interests

In general, restricted stock vests evenly on a year-by-year basis over four years while options vest evenly on a year-by-year basis over three years. Options and restricted stock also vest on a change in control or if a recipient’s termination of employment occurs by reason of death or disability. Continued vesting requires uninterrupted employment with the Company unless the Compensation Committee by recommendation from the CEO exercises its discretion and grants continued vesting in unvested equity in connection with an employee’s separation from the Company. Also, upon reaching age 62 and having 10 years of service, employees who retire from the Company in good standing will be granted continued vesting without requiring Compensation Committee approval.

From time to time, the Compensation Committee may grant a special equity award that has a cliff vest, generally of five years, whereby all equity granted remains unvested until the fifth year of service post-grant is complete, which provides significant retention value.

The Compensation Committee bases the value of each NEO’s long-term incentive compensation award on the past year’s performance as measured against the Individual and Company Performance Criteria, described above, as well as, for some NEOs as further specified below, the performance of the operating unit directly managed by the NEO.

The above process culminates in a specific long-term incentive equity award for each NEO. The range of the value of the award as a percentage of base salary varies greatly among NEOs depending on position and performance but is targeted to be between 100 percent and 350 percent of base salary, with the exception of the CEO.

Performance-Based Restricted Stock Vesting	The Compensation Committee imposed performance criteria for 25 percent of the restricted stock awards granted in 2007 to the CEO; General Counsel; Chief Financial Officer; Chief Executive Officer, Insurance–North America; Chief Executive Officer, ACE Overseas General; and Chief Executive Officer, ACE Tempest Re. Starting in 2008, the Compensation Committee increased the percentage of CEO restricted stock awards that will be subject to performance criteria from 25 percent to 50 percent and the percentage for the other NEOs from 25 percent to 33 percent. Such performance criteria tie the annual vesting of such awards to specified performance targets, namely growth in our tangible book value per share, which we refer to as Per Share Tangible Book Value Growth, compared with the growth in tangible book value per share of other companies included in the S&P 500 Property & Casualty Index. We selected this financial measure because it is a strong indicator of growth in shareholder value for a commercial property and casualty insurer and a common financial performance measure for companies in our industry.

We have two types of performance-based restricted stock awards described below: Target Awards and Premium Awards.

Each Target Award of performance-based restricted stock consists of four installments. The vesting of each annual installment is subject to the following criteria:

•	If Per Share Tangible Book Value Growth is equal to or less than the median, no performance-based restricted stock scheduled to vest that year actually vests.

•	If Per Share Tangible Book Value Growth exceeds the median, 100 percent of the performance-based restricted stock scheduled to vest that year actually vests.

In addition, if the performance-based restricted stock does not vest in a particular one-year period applicable to that installment, it may later vest in any of the subsequent years if the aggregate to-date performance or the cumulative four-year performance exceeds the median performance for Per Share Tangible Book Value Growth.

If our Per Share Tangible Book Value Growth compared with the growth of other companies included in the S&P 500 Property & Casualty Index over the four-year performance period, which we refer to as our Cumulative Performance, exceeds the 65th percentile, a Premium Award of additional shares, over and above the yearly base award, will be earned as follows:

•	If Cumulative Performance exceeds the 65th percentile, the Premium Award will equal 50 percent of the number of Target Award shares earned.

•	If Cumulative Performance exceeds the 75th percentile, the Premium Award will equal 100 percent of the number of Target Award shares earned.

•	If Cumulative Performance is above the 65th and below the 75th percentile, we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

We retain Ernst & Young LLP, an independent public accounting firm and to whom we refer as Ernst & Young, to verify the calculations of our Per Share Tangible Book Value Growth, to compare our Per Share Tangible Book Value Growth to that of the median for the S&P 500 Property & Casualty Index and to prepare a report on its findings. Our Compensation Committee reviews the report prepared by Ernst & Young and, based on that report, formally confirms whether, and to what extent, the performance criteria were met for the prior year and how much, if any, performance-based restricted stock has vested as a result.

The Compensation Committee lacks discretion regarding the vesting of any performance-based award except where performance criteria are not met due to either:

•	corporate acquisitions or dispositions affecting goodwill or

•	corporate dispositions resulting in gains or losses

These two circumstances could materially impact Per Share Tangible Book Value Growth. Without Compensation Committee discretion, executives could be unduly penalized or enriched for taking actions that are in the best interests of the Company but reduce Per Share Tangible Book Value Growth.

The Compensation Committee did not exercise any such discretion this year but reserves the right to do so in the future.

Stock Option and Restricted Stock Grants: Timing and Pricing

The Compensation Committee typically grants stock options and restricted stock to NEOs annually, effective the day of the February Compensation Committee meeting. The exercise price of such stock options is the closing price of our Common Shares as traded on the NYSE on the grant date. NEOs who join the Company after February in a given year may be granted stock options and restricted stock later that year, effective the first business day of the month following the decision to grant the NEO stock options and restricted stock, with an exercise price of such stock options equal to the closing price of our Common Shares as traded on the NYSE on the first business day of the month following the decision to grant the officer stock options. We base the number of shares to be covered by the options granted on a dollar value determined for the NEO using the Black-Scholes valuation methodology based on the stock price at the time that we make the decision to grant the option. We base the number of shares to be covered by a restricted stock grant on the stock price at the time that we make the decision to grant the restricted stock, but we typically adjust that number, upward or downward, to reflect the dollar value determined for the NEO if the share price changes materially between the time we make the decision to grant the stock and the actual day of grant.

How, and by Whom, NEO Compensation Amounts Are Recommended and Approved	The CEO makes recommendations for the Total Direct Compensation of each NEO, other than himself. The Committee discusses these recommendations with the CEO along with a review of the performance of each NEO as assessed by the CEO. The Committee then approves or disapproves, or recommends modifications to, the Total Direct Compensation for each NEO, as appropriate. The Compensation Committee meets in executive sessions, i.e., with no management present, to evaluate the performance and determine the Total Direct Compensation of the CEO. In addition to considering overall Company financial performance in absolute terms compared to plan and prior-year performance, and in relative terms compared to the financial performance of our Financial Performance Peer Group, the Compensation Committee seeks external guidance from Cook & Co., which consults exclusively with the Compensation Committee and does not undertake any projects for Company management.

The Compensation Committee uses, as a starting point, a flexible framework that links Total Direct Compensation for the CEO to (i) the financial performance of the Company on key financial metrics (see below) as compared with other companies within our Financial Performance Peer Group, (ii) achievement of non-financial strategic objectives, (iii) overall Company performance as assessed against plan, (iv) individual performance, (v) base salary of the CEO, and (vi) market data for other CEOs within the Compensation Benchmarking Peer Group.

The key financial performance metrics considered by the Compensation Committee are:

•	Tangible Book Value Growth Per Share

•	Return on Shareholders’ Equity

•	After-Tax Operating Income

•	Combined Ratio

•	One and Three Year Total Shareholder Return (TSR)

The Compensation Committee considers the financial performance of only the property and casualty divisions of those companies in the Financial Performance Peer Group that also have substantial life insurance operations.

In addition, the Committee considers individual goals set by the CEO in advance of the calendar year of a more strategic and less financially oriented nature such as geographic expansion into target markets, the launch of new product lines and objectives related to improved operational efficiency.

Roles of Independent Consultants and Our Global Human Resources Officer in Advising the CEO and Compensation Committee on NEO Compensation Determinations	Senior management retains Mercer to assist management in the collection and analysis of relevant market data including compensation and financial performance data for our Compensation Benchmarking and Financial Performance Peer Groups. Mercer also provides compensation benchmarking for the positions held by our NEOs for consideration by the CEO and the Compensation Committee.

In addition, the Compensation Committee directly retains Cook & Co. to assist it with respect to the compensation of the Chief Executive Officer. Cook & Co. works solely for the Compensation Committee under the exclusive direction of the Compensation Committee or its chair. Cook & Co. meets directly with the Compensation Committee to review Company performance, the personal performance of the CEO and provides guidance on CEO compensation in the form of proposed compensation ranges for the annual cash bonus and long-term incentive equity award. In addition, Cook & Co. facilitates discussion, reviews peer groups and provides guidance on current trends in executive compensation practices, in general, and CEO compensation practices, specifically. Mercer and Cook & Co. also assisted in the design of the performance-based restricted stock program.

The Compensation Committee has the authority to retain and terminate Cook & Co. and to approve their fees and other retention terms.

Our Global Human Resources Officer further supports the CEO and the Compensation Committee in assembling external market data as prepared by Mercer, gathering and assembling internal compensation information, acting as liaison with Mercer and Cook & Co., and assisting the CEO and the Compensation Committee in further compensation analysis.

Impact of Tax Treatments of Compensation	Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of

$1 million paid to our CEO and other NEOs (not more than four) who were executive officers as of the last day of our fiscal year. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments.

Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Impact of Accounting Treatment	The Company accounts for employee stock options and its employee stock purchase plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Stock Ownership Guidelines for Our NEOs	The Company’s long-term incentive plans use equity awards as incentives for employees to enhance the long-term value of the Company and its competitive position. One of the ways in which we pursue this goal is by increasing officer ownership of Company stock, thereby aligning officers’ interests with long-term shareholder interests. The Company established and annually reviews and communicates stock ownership guidelines for officers. The guidelines set stock ownership goals as a multiple of annual base salary as follows:

•	Senior Vice Presidents: two times base salary

•	Executive Vice Presidents: three times base salary

•	Direct reports to the CEO, including all NEOs (other than the CEO) and other operating unit chief executive officers: four times base salary

•	CEO: seven times base salary

Shares of vested stock and unvested equity that will vest within 60 days count toward the ownership requirement. Shares of restricted stock are valued at the current market price. Newly promoted officers and new hires are expected to comply with these ownership guidelines within seven years of employment with the Company. While these ownership guidelines are not mandatory, the officers to whom they are applicable, including NEOs, are strongly urged to comply with them.

The Company also maintains an Employee Stock Purchase Plan, which is described in the “Employee Stock Purchase Plan” section of this proxy statement.

Hedging Prohibitions	The Company Code of Conduct prohibits NEOs from engaging in the following potential hedging strategies with respect to ACE securities:

•	Short selling

•	Short-term speculation, such as day trading

•	Purchases and sales of options involving ACE securities

•	Trading in hybrid or derivative securities based on ACE securities, such as straddles, equity swaps or exchange funds, other than securities issued by ACE

Recoupment Policy	Effective January 1, 2010, the Company enacted a Recoupment Policy covering all NEOs, including the CEO. This policy provides for the forfeiture of all unvested equity for any NEO who deliberately commits fraud that results in a financial restatement.

Severance Plans	The Company maintains a Senior Executive Severance Plan, which we refer to as the Severance Plan, that currently applies to the CEO, to two other operating unit CEOs (one of whom is an NEO, John Keogh), and to the General Counsel. The Severance Plan’s purpose is to assist select senior executives in transitioning to new employment should their tenure with the Company terminate due to circumstances other than performance and to mitigate the distractions caused by the possibility that the executive’s employment may be terminated or that the Company may be the target of an acquisition. The Severance Plan also covers involuntary termination or resignation due to a change in control and subsequent diminution of responsibilities or compensation.

Our Chief Financial Officer has in effect an employment agreement with the Company which includes severance provisions. The terms of this severance agreement are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Additional information about our severance arrangements, including potential payments to our NEOs upon termination of employment or a change in control, can be found in the “Potential Payments Upon Termination or Change In Control” section of this proxy statement.

Determination of Perquisites

The Company provides selected executives with certain perquisites that are market-competitive. All NEOs receive a car allowance or car lease, executive medical coverage, financial planning services and tax preparation services. Those NEOs who maintain a residence in Bermuda at the request of the Company also receive a car maintenance allowance, a housing allowance and a Company-paid country-club membership. The Company provides these perquisites to remain competitive with other companies, particularly those vying for Bermuda-based executive talent, and these perquisites are viewed as both enabling the Company to effectively compete for executive talent and having retention value. The Compensation Committee reviews executive perquisites annually as part of the annual compensation review process.

CEO Compensation	The CEO’s Total Direct Compensation is determined by the Compensation Committee with advice from Cook & Co. and is based on the financial performance of the Company, achievement of non-financial strategic objectives, and his individual performance.

CFO Compensation	The CFO’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and the CFO’s individual performance.

Dowd Compensation	Mr. Dowd’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Dowd’s management, and Mr. Dowd’s individual performance.

Keogh Compensation	Mr. Keogh’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Keogh’s management, and Mr. Keogh’s individual performance.

Cusumano Compensation	Mr. Cusumano’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and Mr. Cusumano’s individual performance.

Conclusion	In making its final compensation decisions in February 2010 with respect to the NEOs, the Compensation Committee reviewed all components of compensation. Among other things, the Compensation Committee considered cash compensation including base salary and bonus, and annual long-term equity awards (which include stock options valued in accordance with the Black-Scholes method, and restricted stock and performance based stock valued at the closing market price at the date of grant). These key compensation components are set forth below:

Name	Title/Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Long Term Incentive Equity Award	Total Direct Compensation
Evan G. Greenberg	Chairman, President & CEO	$1,200,000	$3,600,000	$9,200,000	$14,000,000

Philip V. Bancroft	Chief Financial Officer	$670,000	$900,000	$1,750,000	$3,320,000

Robert F. Cusumano	General Counsel & Secretary	$515,000	$700,000	$1,250,000	$2,465,000

Brian E. Dowd	Vice Chairman, ACE Limited; CEO, Insurance – North America	$700,000	$1,200,000	$2,500,000	$4,400,000

John W. Keogh	CEO – ACE Overseas General	$675,000	$1,200,000	$2,500,000	$4,375,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

John A. Krol, Chairman

Mary A. Cirillo

Thomas J. Neff

Dermot F. Smurfit

The Relationship of Compensation to Risk

ACE’s compensation practices take into account risk management and broadly align total compensation with the medium-term and long-term financial results of the Company. Objectives of these practices with respect to executives are: (1) to emphasize long-term performance and value creation that, while not immune to short-term financial results, encourages sensible risk-taking in pursuit of superior long-term operating performance; (2) to assure that executives do not take imprudent risks to achieve compensation goals; and (3) to provide, to the extent practicable, that executives are not rewarded with short-term compensation for risk-taking actions that may not manifest in outcomes until after the compensation is irrevocably paid. For bonus-eligible officers and employees below the executive level, the cash incentive pool and equity pool available for distribution within each operating unit during the annual compensation cycle are based on a blend of overall company performance and operating unit performance, as defined by a range of metrics taking into account short-term, medium-term and long-term results.

Our NEO Compensation Components and Their Relationship to Risk

Variable pay for our NEOs in the form of annual cash bonuses and equity grants comprises the majority of each NEO’s annual total compensation. Base salary for our NEOs comprises a relatively small portion of their overall compensation. Adjustments to base salary are driven more by competitive market data for similar positions as opposed to being tied to performance or short-term financial results.

Cash bonuses are principally determined by the prior calendar year’s operating results, which include financial performance metrics that drive short, medium and long-term performance—the most important of which are book value growth, operating income return on equity, after-tax operating income and combined ratio—and measure ACE’s performance against a defined group of industry peers. These specific financial performance metrics, taken together, have been selected in part because they encourage sound business decision-making and measure the creation of both short and long-term enterprise value.

Equity awards, in the form of stock options, restricted shares and performance shares, comprise the remainder—and typically the majority—of each NEO’s total compensation. ACE’s Equity Ownership Guidelines prescribe that NEOs hold substantial amounts of equity. For example, for the CEO, the guideline amount is 7 times annual salary, while for the other NEOs, the guideline amount is 4 times annual salary.

As restricted stock awards vest evenly over a four-year period from the time of grant and stock options vest evenly over a three-year period from the time of grant, the majority of each NEO’s total annual compensation is directly tied to the medium-term and long-term performance of the Company. We believe that executive performance is reasonably reflected in stock price over time, or ought to be, and we do not manage the Company (nor manage our executive compensation practices) to achieve or reward short-term fluctuations or anomalies in market conditions. While stock price may be an imperfect short-term marker for executive compensation, we believe it is a reasonable long-term tool for aligning executive compensation with shareholder results.

A significant portion (35% for the CEO and 25% for the other NEOs) of the value of each executive’s annual equity award consists of 10-year options with strike prices set as of the award date. Because options often have more value when held longer, they are a tool particularly suitable for encouraging long-term performance.

Performance shares comprise a significant portion of each executive’s annual stock grant (50% of the annual stock grant for the CEO and 33% of the annual stock grant for the NEOs). This has the effect of making awards in a given year significantly dependent on objectively measured operating performance relative to industry competitors over the following four years. Over the course of years, this makes a great percentage of overall compensation dependent on long-term outcomes relative to the competition.

In January 2010, the Company adopted a Recoupment Policy, which provides for the forfeiture of all unvested equity in the event that a financial restatement arises out of fraud deliberately committed by any NEO.

Summary Compensation Table

The following table sets forth compensation for 2009, 2008 and 2007 for our NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Evan G. Greenberg, Chairman, President and Chief Executive Officer, ACE Limited	2009	$1,200,000	$3,600,000	$4,843,018	$2,437,632	$1,047,588	$13,128,238
	2008	$1,200,000	$2,900,000	$5,850,174	$2,868,854	$1,382,335	$14,201,363
	2007	$1,200,000	$4,200,000	$5,597,158	$2,580,840	$1,250,405	$14,828,403

Philip V. Bancroft, Chief Financial Officer, ACE Limited	2009	$670,000	$900,000	$1,117,945	$348,336	$592,077	$3,628,358
	2008	$670,000	$720,000	$1,812,921	$398,574	$547,244	$4,148,739
	2007	$670,000	$900,000	$1,125,046	$321,642	$543,912	$3,560,600

Robert F. Cusumano, General Counsel and Secretary, ACE Limited	2009	$515,000	$700,000	$798,697	$248,976	$663,756	$2,926,429
	2008	$515,000	$560,000	$937,354	$284,602	$501,180	$2,798,136
	2007	$515,000	$700,000	$900,486	$257,314	$492,175	$2,864,975

Brian E. Dowd, Vice Chairman, ACE Limited; Chief Executive Officer, Insurance—North America	2009	$700,000	$1,200,000	$2,466,625	$456,912	$233,418	$5,056,955
	2008	$700,000	$880,000	$1,725,214	$523,746	$245,639	$4,074,599
	2007	$700,000	$1,250,000	$1,500,061	$428,728	$312,017	$4,190,806

John W. Keogh, Chief Executive Officer, ACE Overseas General	2009	$675,000	$1,200,000	$1,275,451	$397,296	$209,366	$3,757,113
	2008	$675,000	$750,000	$1,500,369	$455,450	$221,440	$3,602,259
	2007	$625,000	$900,000	$938,099	$268,099	$155,809	$2,887,007

(1)	This column discloses the aggregate grant date fair value of stock awards granted during the year. This column includes time-based and performance-based restricted stock. For information on performance targets and vesting, see “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” In prior years, these values were based on the dollar amount recognized for financial reporting purposes for each fiscal year. The stock awards for each preceding fiscal year were recalculated in accordance with the new rules. Additional detail regarding restricted stock awards made in 2009 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(2)	This column discloses the aggregate grant date fair value of stock option awards granted during the year. Option values are based on the notional “Black-Scholes’ valuation method representing roughly 40% of the face value. In prior years, these values were based on the dollar amount recognized for financial reporting purposes for each fiscal year. The option awards for each preceding fiscal year were recalculated in accordance with the new rules. Additional detail regarding stock option awards made in 2009 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(3)	As detailed in the table below, this column includes:

•	Perquisites and other personal benefits

•

These consist of housing allowances, personal use of the Company aircraft and Company apartment, and miscellaneous other benefits, including interest forgiven on loans, club memberships, private drivers, financial planning, executive medical cover, car allowance or car lease, car maintenance allowance and cost of living allowance.

•	Housing allowances are provided to Messrs. Greenberg, Bancroft and Cusumano because these individuals are required to maintain a residence in Bermuda.

•

We calculate our incremental cost for personal use of corporate aircraft based on our variable operating costs, including fuel, crew travel, landing/ramp fees, catering, international handling, global data communications and proportional share of lease costs. We include in this table amounts for personal use of corporate aircraft by all NEOs who make personal use of the corporate aircraft, although the Board of Directors required Mr. Greenberg to use corporate aircraft for all travel whenever practicable for security reasons. For all other NEOs, personal use of the corporate aircraft was limited to space available on normally scheduled management business flights.

•	The Company reimburses the NEOs for the following taxes (referred to in the table below as Tax Gross-Up):

•	In the case of the NEOs who received housing allowances, taxes incurred on housing allowances except for Mr. Bancroft.

•

In the case of Mr. Dowd, taxes incurred on imputed income related to interest forgiven on a note and a one time discretionary bonus which was offered against the outstanding balance due under his loans to the Company in 2007.

•

In the case of Messrs. Greenberg and Cusumano, taxes incurred due to the Company’s payment of such NEOs’ portion of Social Security and Medicare taxes, to which they are subject when they work within the United States and in the case of our NEOs that work for a portion of their time in Switzerland reimbursement of such officer’s contributions to the Swiss government-sponsored social insurance retirement program.

•	Our contributions to retirement plans

•	These consist of matching and non-contributory employer contributions for 2009 and 2008. In 2007, these consisted of discretionary and non-discretionary employer contributions.

•

Mr. Keogh’s retirement plan contributions for 2008 and 2007 were restated as the contributions reported in prior years were shown one year in arrears. Mr. Dowd’s retirement plan contribution was restated for 2008 only.

Name	Year	Housing Allowance	Private Jet Usage	Interest Forgiven on Loans	Misc. Other Benefits	Tax Gross-Up	Retirement Plan Contribution
Evan G. Greenberg	2009	$220,000	$154,265	—	$3,923	$177,400	$492,000
	2008	$264,000	$309,977	—	$7,197	$148,839	$652,322
	2007	$264,000	$230,653	—	$14,334	$165,167	$576,251

Philip V. Bancroft	2009	$286,000	—	—	$86,857	$52,420	$166,800
	2008	$216,000	$326	—	$94,058	$21,638	$215,222
	2007	$216,000	$1,046	—	$88,839	$50,627	$187,400

Robert F. Cusumano	2009	$214,200	$4,298	—	$48,003	$268,255	$129,000
	2008	$212,500	—	—	$31,748	$89,037	$167,895
	2007	$204,000	$2,233	—	$36,983	$95,316	$153,643

Brian E. Dowd	2009	—	$16,826	—	$26,992	—	$189,600
	2008	—	$4,722	—	$24,917	—	$216,000
	2007	—	$828	$11,634	$32,987	$74,551	$192,017

John W. Keogh	2009	—	$6,522	—	$31,844	—	$171,000
	2008	—	—	—	$32,463	—	$188,977
	2007	—	$2,631	—	$18,178	—	$135,000

Employment Arrangements

We employ Mr. Greenberg pursuant to an offer letter dated October 29, 2001 that provided for an annual salary and living allowance with annual discretionary cash and long-term incentives. His base salary is annually adjusted as described in “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Bancroft pursuant to an offer letter dated October 31, 2001 that provided for an annual salary with annual discretionary cash and long-term incentives. His base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Cusumano pursuant to an offer letter dated February 25, 2005 that provided for an annual compensation target of $2,000,000 with a base salary of $500,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Cusumano to participate in our discretionary bonus program based on individual and Company performance. The offer letter also provided that Mr. Cusumano is eligible to participate in our long-term incentive plan, but at the discretion of the Board of Directors. Under the terms of the offer letter, Mr. Cusumano is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as housing and car allowances and club dues.

We employ Mr. Keogh pursuant to an offer letter dated April 10, 2006 that provided for an annual compensation target in the range of $2,300,000 to $2,500,000, with a base salary of $575,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Keogh to participate in our discretionary bonus program based on individual and Company performance, with a bonus target equal to 100 percent of base salary. The offer letter also provided that Mr. Keogh is eligible to participate in our long-term incentive plan, with awards at the discretion of the Board of Directors, but targeted at 200 percent to 250 percent of base salary. The offer letter provided for signing bonuses in 2006. Under the terms of the offer letter, Mr. Keogh is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as participation in the company-sponsored automobile program or car allowance.

In addition, in connection with the Company’s re-domestication to Switzerland, and for the sole purpose of documentation of work that is expected to be performed in Switzerland, the Company entered into employment agreements with Evan Greenberg, the Company’s Chairman and Chief Executive Officer, Philip Bancroft, the Company’s Chief Financial Officer, and Robert Cusumano, the Company’s General Counsel. These employment agreements did not change these officers’ responsibilities to the ACE group of companies or their aggregate compensation from the ACE group of companies. These employment agreements formally establish that the named executive officers who are parties thereto have responsibilities directly with ACE Limited as a Swiss company and will receive compensation specifically for work performed in Switzerland. These employment agreements specify that these officers (i) are employees of the Swiss parent company, (ii) shall receive compensation allocable to such employment agreement (as opposed to compensation allocable to their work for other ACE companies) that reflects 10% of the total compensation such named executive officer is currently receiving, and (iii) shall work a portion of their time in Switzerland for ACE Limited approximating 10% of their annual work calendar. The Company may use the same form of employment agreement for these officers to allocate a percentage of their salaries to other subsidiaries of the Company.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan, which gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15 percent discount to the market price of our Common Shares. No participant may purchase more than $25,000 in value of Common Shares under this plan in any calendar year. Messrs.  Cusumano and Dowd participated in the employee stock purchase plan in 2009.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Articles of Association which allow us to indemnify our directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent we maintain general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any of our directors or officers.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the calendar year ended December 31, 2009. Because the Compensation Committee made plan-based awards at its February 2010 meeting which it intended as compensation for 2009, we have included those grants in this table along with grants made during 2009.

Name	Grant Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options (4)	Exercise or Base Price of Option Award	Grant Date Fair Value of Equity Incentive Plan Awards (5)
		Target	Maximum
Evan G. Greenberg	February 25, 2010	59,360	118,720	59,360			$5,979,926
	February 25, 2010				159,820	$50.37	$2,189,534
	February 26, 2009	62,880	125,760	62,880			$4,843,018
	February 26, 2009				169,280	$38.51	$2,437,632

Philip V. Bancroft	February 25, 2010	8,600	17,200	17,460			$1,312,642
	February 25, 2010				21,710	$50.37	$297,427
	February 26, 2009	9,580	19,160	19,450			$1,117,945
	February 26, 2009				24,190	$38.51	$348,336

Robert F. Cusumano	February 25, 2010	6,140	12,280	12,470			$937,386
	February 25, 2010				15,510	$50.37	$212,487
	February 26, 2009	6,850	13,700	13,890			$798,697
	February 26, 2009				17,290	$38.51	$248,976

Brian E. Dowd	February 25, 2010	12,280	24,560	24,940			$1,874,771
	February 25, 2010				31,030	$50.37	$425,111
	May 20, 2009	23,445	46,890			$42.66	$1,000,164
	February 26, 2009	12,570	25,140	25,510			$1,466,461
	February 26, 2009				31,730	$38.51	$456,912

John W. Keogh	February 25, 2010	12,280	24,560	24,940			$1,874,771
	February 25, 2010				31,030	$50.37	$425,111
	February 26, 2009	10,930	21,860	22,190			$1,275,451
	February 26, 2009				27,590	$38.51	$397,296

(1)	The Compensation Committee intended awards granted in February 2009 as compensation for 2008. Therefore, we also disclosed these awards in our 2009 proxy statement. As stated above, the Compensation Committee intended awards granted in February 2010 as compensation for 2009.

(2)	The terms of the performance awards, including the performance criteria for vesting, are described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” The Target column of this table corresponds to Target Awards, and the Maximum column refers to the maximum possible Premium Awards. During the restricted period, the NEOs are entitled to vote both the time-based and performance-based restricted stock and to receive dividends.

(3)	Restricted stock vests on the first, second, third and fourth anniversary dates of the grant.

(4)	Stock options vest on the first, second and third anniversary dates of the grant.

(5)	This column discloses the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For all assumptions used in the valuation, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2009.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Evan G. Greenberg	100,000	—	$36.40	11/15/2011
	40,000	—	$43.90	02/28/2012
	250,000	—	$27.57	02/27/2013
	100,000	—	$32.58	08/06/2013
	80,000	—	$43.56	02/25/2014
	100,000	—	$41.50	05/27/2014
	140,000	—	$44.48	02/23/2015
	108,600	—	$56.40	02/22/2016
	89,333	44,667	$56.14	02/28/2017
	43,546	87,094	$60.28	02/27/2018
	—	169,280	$38.51	02/26/2019	151,748	$7,648,099	116,823	$5,887,879

Philip V. Bancroft	45,000	—	$38.45	12/03/2011
	50,000	—	$27.57	02/27/2013
	30,000	—	$43.56	02/25/2014
	21,000	—	$44.48	02/23/2015
	15,800	—	$56.40	02/22/2016
	11,133	5,567	$56.14	02/28/2017
	6,050	12,100	$60.28	02/27/2018
	—	24,190	$38.51	02/26/2019	49,754	$2,507,602	18,667	$940,817

Robert F. Cusumano	10,000	—	$39.93	04/01/2015
	11,100	—	$56.40	02/22/2016
	8,906	4,454	$56.14	02/28/2017
	4,320	8,640	$60.28	02/27/2018
	—	17,290	$38.51	02/26/2019	30,215	$1,522,836	13,536	$682,214

Brian E. Dowd	8,500	—	$36.30	02/22/2011
	85,000	—	$43.90	02/28/2012
	24,372	—	$27.57	02/27/2013
	27,000	—	$43.56	02/25/2014
	22,000	—	$44.48	02/23/2015
	16,600	100,000	$56.40	02/22/2016
	14,840	7,420	$56.14	02/28/2017
	7,950	15,900	$60.28	02/27/2018
	—	31,730	$38.51	02/26/2019	53,653	$2,704,111	47,685	$2,403,324

John W. Keogh	5,562	—	$54.08	05/01/2016
	9,280	4,640	$56.14	02/28/2017
	6,913	13,827	$60.28	02/27/2018
	—	27,590	$38.51	02/26/2019	43,740	$2,204,496	19,178	$966,571

(1)	Based on the closing market price of our Common Shares on December 31, 2009 of $50.40 per share.

Contingent on continued employment and, in some circumstances, satisfaction of specified performance targets, the vesting dates for the awards described in the Outstanding Equity Awards at Fiscal Year-End table are as follows:

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)
Evan G. Greenberg	2/22/2010	—	15,125	5,050
	2/26/2010	56,427	15,720	15,720
	2/27/2010	43,547	12,131	12,131
	2/28/2010	44,667	18,675	6,250
	2/26/2011	56,427	15,720	15,720
	2/27/2011	43,547	12,131	12,131
	2/28/2011	—	18,675	6,250
	2/26/2012	56,426	15,720	15,720
	2/27/2012	—	12,131	12,131
	2/26/2013	—	15,720	15,720

Philip V. Bancroft	2/22/2010	—	3,550	1,188
	2/26/2010	8,063	4,862	2,395
	2/27/2010	6,050	3,647	1,797
	2/28/2010	5,567	3,758	1,253
	2/26/2011	8,063	4,862	2,395
	2/27/2011	6,050	3,648	1,798
	2/28/2011	—	3,758	1,253
	2/26/2012	8,064	4,863	2,395
	2/27/2012	—	3,648	1,798
	2/26/2013	—	4,863	2,395
	2/27/2013	—	8,295	—

Robert F. Cusumano	2/22/2010	—	2,494	832
	2/26/2010	5,763	3,472	1,712
	2/27/2010	4,320	2,605	1,282
	2/28/2010	4,454	3,008	1,003
	2/26/2011	5,763	3,472	1,712
	2/27/2011	4,320	2,605	1,283
	2/28/2011	—	3,008	1,003
	2/26/2012	5,764	3,473	1,713
	2/27/2012	—	2,605	1,283
	2/26/2013	—	3,473	1,713

Brian E. Dowd	2/22/2010	—	3,738	1,250
	2/26/2010	10,577	6,377	3,142
	2/27/2010	7,950	4,795	2,360
	2/28/2010	7,420	5,010	1,670
	5/20/2010	—	—	5,861
	2/22/2011	100,000	—	—
	2/26/2011	10,577	6,377	3,142
	2/27/2011	7,950	4,795	2,360
	2/28/2011	—	5,010	1,670
	5/20/2011	—	—	5,861
	2/26/2012	10,576	6,378	3,143
	2/27/2012	—	4,795	2,360
	5/20/2012	—	—	5,861
	2/26/2013	—	6,378	3,143
	5/20/2013	—	—	5,862

John W. Keogh	2/26/2010	9,197	5,547	2,732
	2/27/2010	6,913	4,170	2,052
	2/28/2010	4,640	3,132	1,045
	5/1/2010	—	2,775	—
	2/26/2011	9,197	5,547	2,732
	2/27/2011	6,914	4,170	2,053
	2/28/2011	—	3,133	1,045
	2/26/2012	9,196	5,548	2,733
	2/27/2012	—	4,170	2,053
	2/26/2013	—	5,548	2,733

(1)	The vesting date for the securities specified in this column is the later of (a) the “Vest Date” specified for such securities in this table and (b) the date when the Compensation Committee formally confirms vesting pursuant to the process further described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For additional information on performance measures, see footnote 2 to the Grant of Plan-Based Awards table.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises by, and vesting of restricted stock awards of, our NEOs during 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Evan G. Greenberg	—	—	89,114	$3,474,330
Philip V. Bancroft	—	—	21,443	$818,199
Robert F. Cusumano	—	—	12,474	$487,141
Brian E. Dowd	11,628	$207,255	25,323	$966,765
John W. Keogh	—	—	13,175	$525,957

(1)	The value of an option is the difference between (a) the fair market value of one of our Common Shares on the exercise date and (b) the exercise price of the option.

(2)	The value of a share of restricted stock upon vesting is the fair market value of one of our Common Shares on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information about nonqualified deferred compensation of our NEOs.

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Evan G. Greenberg	$393,683	$467,400	$763,092	—	$5,716,223
Philip V. Bancroft	$122,500	$142,200	$423,201	—	$1,804,787
Robert F. Cusumano	$91,000	$104,400	$165,569	—	$806,457
Brian E. Dowd	$141,500	$163,785	$645,520	—	$3,447,074
John W. Keogh	$126,000	$144,992	$167,864	—	$922,440

(1)	The amounts shown in this column are also included in the Summary Compensation Table for 2009 in the Salary column.

(2)	The amounts shown in this column are also included in the Summary Compensation Table for 2009 in the All Other Compensation column.

(3)	The amounts shown in this column are not included in the Summary Compensation Table for 2009.

(4)	Of the totals shown in this column, the following amounts are also included in the Summary Compensation Table for 2009, 2008 and 2007: Evan G. Greenberg ($2,613,038), Philip V. Bancroft ($753,649), Robert F. Cusumano ($663,168), Brian E. Dowd ($950,585) and John W. Keogh ($628,553).

ACE Limited and ACE INA Holdings, Inc. sponsor a total of four nonqualified deferred compensation plans in which the NEOs participate. These plans—The ACE Limited Supplemental Retirement Plan, The ACE Limited Elective Deferred Compensation Plan, The ACE USA Supplemental Employee Retirement Savings Plan, and The ACE USA Officers Deferred Compensation Plan—are unfunded nonqualified plans designed to benefit employees who are highly compensated or part of a select group of management. ACE Limited and ACE INA Holdings, Inc. set aside assets in rabbi trusts to fund the obligations under these four plans. The funding (inclusive of investment returns) of the rabbi trusts attempts to mirror the participants’ hypothetical investment choices made under each plan.

Participants in the ACE Limited and ACE USA Supplemental Plans may contribute to such plans only after their contributions to tax-qualified plans are capped under one or more Internal Revenue Code provisions. Participants in the ACE Limited or ACE USA Deferred Compensation Plans may defer additional amounts of salary or bonuses with deferred amounts credited to these plans. Up to 50 percent of salary and up to 100 percent of cash bonuses are eligible for deferral under the ACE USA Officers Deferred Compensation Plan, while the ACE Limited Elective Deferred Compensation Plan permits deferral of up to 100 percent of salary, minus payroll taxes and other payroll obligations, and up to 100 percent of cash bonuses. NEOs are not treated differently from other participants under these plans. Effective January 1, 2009, active participation under the ACE Limited nonqualified plans has ceased for compensation paid for 2009 (or later) performance, due to the impact of Internal Revenue Code Section 457A. Certain Bermuda-based employees, among them NEOs, participate under the ACE INA Holdings, Inc. nonqualified plans beginning in 2009.

For more information on our nonqualified deferred compensation plans, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control—Non-Qualified Retirement Plans and Deferred Compensation Plans.”

Potential Payments Upon Termination or Change in Control

The table set forth below contains estimates of potential payments to each of our NEOs upon termination of employment or a change in control under current employment arrangements and other compensation programs, assuming the termination or change of control event occurred on December 31, 2009. Following the tables we have provided a brief description of such employment arrangements and other compensation programs.

Name	Cash Severance	Medical Continuation (1)	Retirement Plan Continuation (2)	Value of Accelerated & Continued Equity and Performance Awards (3)
Evan G. Greenberg
Separation without cause	$9,533,333	$43,903	—	$10,485,856
Change in control	$14,252,333	$65,855	—	$15,548,718
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$15,548,718

Philip V. Bancroft (4)
Separation without cause	$1,340,000	$53,502	$160,800	$2,216,004
Change in control	$1,340,000	$53,502	$160,800	$2,216,004
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$3,640,157

Robert F. Cusumano
Separation without cause	$1,168,333	$26,751	—	$895,536
Change in control	$2,336,667	$53,502	—	$2,410,629
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$2,410,629

Brian E. Dowd
Separation without cause	—	—	—	—
Change in control	—	—	—	$5,484,705
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$5,484,705

John W. Keogh
Separation without cause	$1,625,000	$20,510	—	$1,190,584
Change in control	$3,250,000	$41,020	—	$3,499,112
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$3,499,112

(1)	The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2009.

(2)	The value of retirement plan continuation benefits is based on employer matching contributions (assuming maximum employee contributions) and employer non-discretionary contributions, in each case, in accordance with the relevant plans as in effect at year-end 2009.

(3)	Based on the closing market price of our Common Shares on December 31, 2009 of $50.40 per share.

(4)	Mr. Bancroft’s severance agreement provides that nothing in the agreement shall limit or replace the compensation or benefits payable to him, or otherwise adversely affect his rights, under any other benefit plan, program or agreement to which he is a party. Accordingly, the Value of Accelerated Equity and Performance Awards has been calculated for Mr. Bancroft based on the terms of the applicable awards, which are more generous in this regard than is Mr. Bancroft’s severance agreement.

Severance Plan

At the present time, our CEO, the Chief Executive Officer, ACE Overseas General and the General Counsel are the only participants among NEOs in the Severance Plan. The plan is open to participation by the other NEOs, who have not elected to participate at this time. Under the Severance Plan, if we terminate a participant’s employment without cause, the participant will receive a lump sum cash payment equal to 200 percent, in the case of the CEO, and 100 percent, in the case of any other participant, of such officer’s current annual base salary and average of the bonuses paid for the prior three years. In addition, if we terminate employment without cause, the Severance Plan provides for:

•	continued vesting of equity-based compensation for two years in the case of the CEO, and one year in the case of any other participant;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 24 months for the CEO and 12 months for any other participant.

In the event of a change in control, all equity-based compensation held by a participant in the Severance Plan will immediately vest. In addition, if we terminate the participant’s employment without cause or if the participant terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, the Severance Plan provides for:

•

a lump sum cash payment equal to 299 percent in the case of CEO, and 200 percent in the case of any other participant, of the sum of the current annual base salary and average of the bonuses paid to the participant for the prior three years, plus pro rata annual bonus with respect to the year of separation;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 36 months for the CEO and 24 months for any other participant.

All participants in the Severance Plan are required to sign a waiver and release to receive benefits and must agree to a 12-month non-competition period as well as an agreement not to solicit clients, customers or employees for specified periods ranging between 12 and 24 months.

A “change in control” under the Severance Plan occurs when:

•	any person becomes a beneficial owner of 50 percent or more of the voting stock of the Company;

•

the majority of the Board consists of persons other than directors in office on the effective date of the Severance Plan, who we refer to as the Incumbent Directors; provided that any person becoming a director after the effective date of the Severance Plan whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

•	the Company adopts any plan of liquidation providing for distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

•

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company. We exclude from this calculation the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company.

A termination by the participant for good reason is generally deemed to occur if within 60 days prior to the separation date and without the participant’s consent, there is:

•	a material adverse diminution of the participant’s titles, authority, duties or responsibilities;

•	a reduction in the participant’s base salary or annual bonus opportunity; or

•	a failure by the Company to obtain the assumption in writing of its obligations under the Severance Plan by the Company’s successor in a change in control transaction.

Under certain circumstances, the Company is required to reimburse a plan participant for reasonable costs and expenses incurred by the participant in connection with a disputed claim.

If a participant becomes subject to a “golden parachute” excise tax, the Severance Plan provides for the reduction of the aggregate “parachute payment” if such reduction would result in the participant retaining an amount on an after-tax basis that is equal to or greater than the amount that the participant would have received if such excise tax did not apply.

The Severance Plan has been amended to comply with the requirements of Section 409A of the Internal Revenue Code.

Mr. Bancroft’s Severance Arrangement

We have an employment agreement with Mr. Bancroft which provides him with severance benefits in the event that:

•	the Company involuntarily terminates his employment for other than cause, death or disability;

•	Mr. Bancroft resigns voluntarily due to a significant reduction in his responsibilities, compensation or a Company-required relocation;

•

a change in control occurs and the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above within 6 months prior or 24 months after the change in control; or

•	the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above during a threatened change in control.

Under these circumstances, Mr. Bancroft will be entitled to receive his current salary, and to participate in Company benefit plans, for 24 months. Restricted stock and options held by Mr. Bancroft at the time of such termination will continue to vest in accordance with the vesting schedule of the plan under which the award was made for 24 months following termination of employment, unless Mr. Bancroft commences new employment prior to the end of the 24-month period, in which case continued vesting shall cease on the date of his new employment. If tax counsel determines that the benefits under the severance agreement are excess parachute payments under the Internal Revenue Code generating excise tax liability, in some circumstances the benefits payable to Mr. Bancroft under the severance agreement will be reduced. Mr. Bancroft has agreed that while he is employed at the Company and for two years following his termination of employment, he will not attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company. If he breaches this agreement, the compensation and benefits to him shall cease.

A change in control under Mr. Bancroft’s severance arrangement is generally deemed to occur when:

•	any person becomes the beneficial owner of 50 percent or more of the outstanding shares of the Company or 50 percent or more of the voting securities of the Company;

•

shareholders of the Company approve, and governmental consent is obtained, if necessary, for, a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction, unless the shareholders immediately prior to such transaction continue to represent at least 50 percent of the outstanding common stock of the Company or the surviving entity or parent or affiliate immediately after such transaction; or

•

a majority of the Board consists of persons other than directors in office on the effective date of the agreement, to whom we refer as the Incumbent Board; provided that any person becoming a director after the effective date of the agreement whose election or nomination was approved by at least a majority of the Incumbent Board shall be considered to be part of the Incumbent Board.

A resignation with “good reason” under Mr. Bancroft’s severance agreement means a resignation due to:

•

a significant reduction of the employee’s responsibilities, title or status resulting from a formal change in such title or status or from the assignment to the employee of any duties inconsistent with his title, duties or responsibilities; or

•	a reduction in the employee’s compensation or benefits.

Non-Qualified Retirement Plans and Deferred Compensation Plans

All the NEOs participate in one or more non-qualified defined contribution retirement plans or deferred compensation plans through an ACE employer. Under the ACE Limited Elective Deferred Compensation Plan, as amended to comply with Internal Revenue Code Section 409A, a change in control is a distributable event. A change in control under the current provisions of the other plans discussed below will not result in a distributable event in and of itself. Further, whether an NEO’s termination is with or without cause does not impact entitlement to benefits under the ACE Limited Elective Deferred Compensation Plan or the other plans. Below is an overview of each plan.

The ACE Limited Supplemental Retirement Plan is a non-qualified retirement plan for higher-paid employees who are United States citizens or permanent residents. Contributions to this plan are made where Internal Revenue Code provisions limit the amount of contributions that these employees may make or have made on their behalf to the qualified ACE Limited Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and a non-contributory 6 percent employer contribution that would have been made under the ACE Limited Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed one year of service. The plan provides for distributions following the year the participant has terminated employment and attained age 55. However, for amounts subject to Internal Revenue Code Section 409A, distributions will be made in the year following termination of employment, regardless of the participant’s age. Effective January 1, 2009, contributions ceased for services performed in 2009 or later.

The ACE Limited Elective Deferred Compensation Plan is a deferred compensation plan for employees who are United States citizens or permanent residents that permits them to defer the receipt of a portion of their compensation. The plan also credits contributions that would have been made to the ACE Limited Employee Retirement Plan, the ACE Limited Supplemental Retirement Plan or the ACE Limited Bermudian National Pension Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally receive distribution of their plan account balance in a lump sum upon termination of employment. Participants may instead elect to receive distributions at a specified date while still employed or at termination of employment, and they may elect whether they want to receive a lump sum or periodic payments. Participants make the election regarding form and time of payment at the same time that they elect to defer compensation. Participants may elect a different distribution date and payment form each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. The plan requires payment to be made to a participant in a lump sum upon the participant’s death or disability, as defined under the plan, overriding any other election made under the plan. For plan amounts subject to Internal Revenue Code Section 409A, the plan requires distributions to be made upon a change in control regardless of the participants’ distribution elections and regardless of whether the participant’s employment has terminated. Under the plan, a change in control occurs when a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election. In addition, a change in control occurs when any of the following events occurs with respect to an ACE company which either employs the participant, is obligated to make plan payments to the participant, or is either the majority shareholder or is in a chain of corporations comprising the majority shareholder of the ACE company:

•

any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation;

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Effective January 1, 2009, contributions ceased for services performed in 2009 or later.

The ACE USA Supplemental Employee Retirement Savings Plan is a non-qualified retirement plan for a select group of employees who are generally higher paid. Contributions to this plan are made where Internal Revenue Code provisions limit the contributions of these employees under one or both U.S. qualified plans, the ACE USA Employee Retirement Savings Plan and the ACE USA Basic Employee Retirement Savings Plan. Contributions credited to this supplemental plan mirror the employee contributions and employer matching contributions that would have been made under the ACE USA Employee Retirement Savings Plan and the non-discretionary 6 percent (for NEOs) employer contribution that would have been made under the ACE USA Basic Employee Retirement Savings Plan but for the limits imposed by the Internal Revenue Code. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed two years of service. The plan does not permit distributions until a participant terminates employment, and the plan generally makes the distribution in January of the year following the participant’s termination of employment, subject to restrictions imposed by Internal Revenue Code Section 409A. The plan makes distributions to a participant after termination of employment, regardless of the age of the participant or reason for termination. ACE makes employer contributions once each year for participants employed on December 31. Beginning in 2009, Bermuda-based employees who are also employed by a United States employer participate in the Plan.

The ACE USA Officers Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of employees who are generally higher paid that permits them to defer the receipt of a portion of their compensation. The plan also credits employer contributions that would have been made or credited to the ACE USA Employee Retirement Savings Plan, the ACE USA Basic Employee Retirement Savings Plan, or the ACE USA Supplemental Employee Retirement Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally elect the time and form of payment at the same time that they elect to defer compensation. Participants may elect to receive distributions at a specified date or at termination of employment. Participants may elect to receive distributions in the form of a lump sum or periodic payments. Participants may elect a different distribution date and form of payment each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. For plan amounts subject to Internal Revenue Code Section 409A, the plan imposes additional requirements on the time and form of payments. ACE makes employer contributions once each year for participants employed on December 31.

Long-Term Incentive Plans

All the NEOs participate in one or more long-term incentive plans. Awards under the equity plans are generally subject to vesting, as set by the Compensation Committee as a part of each award. In general, the awards vest and are exercisable, where applicable, without regard to whether the NEO’s termination is considered with or without cause.

Upon termination of employment due to death or disability, all options and awards vest. An NEO is disabled for purposes of accelerating vesting when the NEO is determined to be disabled under the relevant employer-sponsored long-term disability plan. If the NEO is not eligible to participate in an employer-sponsored disability plan, this determination is made by the Compensation Committee applying standards similar to those applied under a disability plan. In making these determinations, the definition of disability is modified, where necessary, to comply with Internal Revenue Code Section 409A.

Upon a change in control before the NEO has terminated employment, options vest and become immediately exercisable. Restricted stock and restricted stock units likewise immediately vest upon a change in control, as defined below, before termination of employment.

Generally, incentive stock options must be exercised within three months of the date of termination of employment. Upon termination of employment due to death or disability, the exercise period is extended to one year following the termination of employment. Upon retirement, the exercise period for the retiree is extended so that the termination is deemed to have occurred on the ten-year anniversary of the option grant date or, if earlier, the date of the retiree’s death. In addition, for employees who meet certain criteria, unvested awards will continue to vest after retirement. To qualify for continued vesting, employees must be at least age 62 with ten or more years of service, retire in good standing and sign an agreement and release as presented by the Company.

For purposes of these plans, change in control means:

•

any person, as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50 percent or more of the voting stock, as defined below, of ACE;

•

the majority of the Board consists of individuals other than incumbent directors, which term means the members of the Board on the effective date of the change in control; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the incumbent directors shall be considered to be an incumbent director;

•	ACE adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of ACE is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of ACE immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of ACE, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of ACE; or

•

ACE combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of ACE immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company, there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates, as defined below, of such other company in exchange for stock of such other company.

For the purpose of this definition of change in control, an affiliate of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified. Voting stock means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation. When determining if a change in control has occurred, where necessary, the definition of change in control is modified to comply with Internal Revenue Code Section 409A.

Director Compensation

The following table sets forth information concerning director compensation paid or, in the case of restricted stock awards, earned in 2009.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Michael G. Atieh (3)	$1,486	$271,893	$7,500	$280,879
Mary A. Cirillo (4)	$1,393	$238,280	$10,000	$249,673
Bruce L. Crockett (5)	$80,929	$179,353	—	$260,282
Robert M. Hernandez	$129,374	$163,304	$10,000	$302,678
John A. Krol	$96,442	$154,195	$10,500	$261,137
Peter Menikoff (6)	$1,424	$281,197	$10,000	$292,621
Leo Mullin	$88,935	$145,205	$7,500	$241,640
Thomas J. Neff (7)	$1,393	$268,376	$10,295	$280,064
Robert Ripp	$107,018	$166,757	$10,000	$283,775
Dermot F. Smurfit	$85,867	$153,180	$10,000	$249,047
Olivier Steimer	$88,374	$143,217	—	$231,591
Gary M. Stuart (8)	$34,521	$74,355	$11,995	$120,871

(1)

This column reflects restricted stock awards and restricted stock units earned during 2009. These stock awards were granted in August 2009 and vest at the subsequent year’s Annual General Meeting. The grant date fair value of the restricted stock awards for each director is as follows: Mr. Atieh ($240,000), Ms. Cirillo ($225,000), Mr. Crockett ($149,425), Mr. Hernandez ($140,000), Mr. Krol ($140,000), Mr. Menikoff ($230,000), Mr. Mullin ($140,000) Mr. Neff ($226,151), Mr. Ripp ($140,000), Mr. Smurfit ($140,000) and Mr. Steimer ($140,000). When we pay dividends on our stock, we issue stock units to directors equivalent in value to the dividend payments that they would have received if they held stock rather than deferred restricted stock units. The fair value of the dividend reinvestment for each director is as follows: Mr. Atieh ($31,893), Ms. Cirillo ($13,280), Mr. Crockett ($29,928), Mr. Hernandez ($23,304), Mr. Krol ($14,195), Mr. Menikoff ($51,197), Mr. Mullin ($5,205) Mr. Neff ($42,225), Mr. Ripp ($26,757), Mr. Smurfit ($13,180), Mr. Steimer ($3,217) and Mr. Stuart ($20,656). The number of vested stock units and associated dividend reinvestment accruals that each director held at December 31, 2009 was: Mr. Atieh (28,128), Ms. Cirillo (11,712), Mr. Crockett (26,394), Mr. Hernandez (20,553), Mr. Krol (12,519), Mr. Menikoff (45,153), Mr. Mullin (4,591), Mr. Neff (37,240), Mr. Ripp (23,597), Mr. Smurfit (11,624) Mr. Steimer (2,837) and Mr. Stuart (5,762).

(2)	Other annual compensation includes our matching contribution program for non-management directors pursuant to which we match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year. It also includes personal use of Company aircraft and retirement gifts.

(3)	Included in Mr. Atieh’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,598.08 restricted stock awards and two committee retainer fees of $10,000 each for which he received 399.52 restricted stock awards.

(4)	Included in Ms. Cirillo’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which she received 1,598.08 restricted stock awards and a committee retainer fee of $5,000 for which she received 99.88 restricted stock awards.

(5)	Included in Mr. Crockett’s stock awards is a committee retainer fee of $10,000 which was paid in 199.76 restricted stock awards, rather than cash, at the election of the director.

(6)	Included in Mr. Menikoff’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,598.08 restricted stock awards and a committee retainer fee of $10,000 for which he received 199.76 restricted stock awards.

(7)	Included in Mr. Neff’s stock awards are the following amounts which was paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,598.08 restricted stock awards and a committee retainer fee of $5,000 for which he received 99.88 restricted stock awards.

(8)	Mr. Stuart retired from the Board in May 2009.

Our non-management directors receive $220,000 per year for their service as directors. We pay $140,000 of this fee in the form of restricted stock awards, based on the fair market value of the Company’s Common Shares at the date of award. We pay the remaining $80,000 of the annual fee to directors in cash quarterly. Committee chairmen receive annual committee chair retainers as follows: Audit Committee—$25,000; Compensation Committee—$15,000; and other committees—$10,000.

The Lead Director receives an annual retainer of $50,000, which is in addition to any retainer received as a committee chairman. All members of the Audit or Finance and Investment Committee, other than the chairman, receive an annual premium of $10,000 per year and all members of the Compensation, Risk or Nominating and Governance Committees, other than the chairman, receive an annual premium of $5,000 per year. Directors are not paid fees for attending regular Board or committee meetings but, at the discretion of the Chairman of the Board and the Lead Director, we may pay an additional $2,000 fee for each special meeting attended by telephone and $3,000 for each special meeting attended in person. We pay the retainers for committee chairmanships and Lead Director, and premiums for committee service and special Board meeting fees quarterly in cash.

Directors may elect to receive all of their compensation, other than compensation for special meetings, in the form of restricted stock awards issued on an annual basis.

Restricted stock will be awarded at the beginning of the plan year (i.e., the date of the Annual General Meeting) and become non-forfeitable at the end of the plan year, provided that the grantee has remained an ACE director continuously during that plan year.

We have discontinued the practice of granting stock units to directors. We continue to credit dividend equivalents to outstanding stock units which were awarded to directors in prior years as additional stock units at such time as cash dividends are paid to holders of our Common Shares, based on the closing price of our Common Shares on the date dividends are paid.

In addition to the above described compensation, we have a matching contribution program for non-management directors pursuant to which we will match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

The Company’s Corporate Governance Guidelines specify director equity ownership requirements. ACE awards independent directors restricted stock. The Company mandates minimum equity ownership of $400,000 for outside directors (based on stock price on date of award). Each Director has until the fifth anniversary of his or her initial election to the Board of Directors to achieve this minimum. The previously granted restricted stock units, whether or not vested, and restricted stock, whether or not vested, shall be counted toward achieving this minimum. Stock options shall not be counted toward achieving this minimum.

Once a Director has achieved the $400,000 minimum equity ownership, such requirement shall remain satisfied going forward as long as he or she retains the number of shares valued at $400,000 based on the NYSE closing price for the Company’s Common Shares as of the date such minimum threshold is initially met. Any vested shares held by a Director in excess of the minimum share equivalent specified above may be sold at the Director’s discretion. Shares may be sold after consultation with the General Counsel.

Theodore E. Shasta, who has been nominated to serve as a director, received $47,533 in total fees through March 2010 for his service as a consultant to the Board and the Audit and Finance and Investment Committees of ACE Limited.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of three members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the NYSE listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an “audit committee financial expert” within the meaning of the SEC’s rules.

The Audit Committee operates under our Organizational Regulations and a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the Organizational Regulations and charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firms, PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG, which we refer to as PwC.

The Board of Directors and the management of the Company are responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to the SEC’s rules and regulations, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2009, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009. The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audits the Company’s year-end financial statements and reviews the interim financial statements. PwC audited the consolidated financial statements of the Company included in the Annual Report on Form 10-K and has issued an unqualified report on the fair presentation of the consolidated financial statements in accordance with US GAAP, and on the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2009. Further, PwC has audited the statutory financial statements of the Company and has issued an unqualified report that the accounting records and the statutory financial statements comply with Swiss law and the Company’s Articles of Association. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, the independent registered public accounting firm and other advisors.

The Audit Committee participated in five regularly scheduled meetings (one of which was telephonic) and four telephonic earnings discussions during the year ended December 31, 2009. The Audit Committee also participated in two in person sessions devoted to training. Some Audit Committee members also participated in a training program sponsored by PwC.

At meetings in February, May, August and November, the Audit Committee met with the Chief Auditor (to review, among other matters, the overall scope and plans for the internal audits and their joint responsibility with the external auditors and the results and status of such audits); the Chief Actuary (to review, among other matters, loss reserve estimates and development and current activities of the Enterprise Risk Management committee, including risk accumulation information); management (to review, among other matters, the Company’s continuing progress in sustaining Sarbanes-Oxley requirements, the status of budgeted and actual fees for audit and non-audit services performed by the independent registered public accounting firm, the status of recent developments concerning SEC reporting, statutory and GAAP financial accounting and reporting and taxation, and the activities of the Company’s internal Structured Transaction Review Committee); the Company’s independent registered public accounting firm (to review, among other matters, the overall scope and plans for the independent audits, the results of such audits and evaluation of critical accounting estimates and policies); and the Company’s General Counsel and Global Compliance and Business Ethics Officer (to review, among other things, compliance with the Company’s conflict of interest and ethics policies, legal and regulatory compliance matters and the Company’s Code of Conduct). Also at meetings in February, May, August and November, the Audit Committee met in executive session (that is, without management present) with representatives of the Company’s independent registered public accounting firm and also with the Company’s Chief Auditor, in each case to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting. The Audit Committee also regularly met in separate executive sessions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Global Compliance and Business Ethics Officer. At our February meeting, the annual financial statements, including Management’s Discussion and Analysis in our Annual Report on Form 10-K, were reviewed and discussed with management and the independent registered public accounting firm. At the February meeting, the audit committee met with external independent actuaries to review, among other things, their annual independent assessment of the company’s loss reserves.

The Audit Committee had four telephonic discussions with management and the Company’s independent registered public accounting firm at which the Company’s quarterly financial results were reviewed in advance of their public release. The committee also had one training session in 2009 principally devoted to Enterprise Risk Management, Variable Annuity Business and an overview of our Treasury operations and one session principally devoted to a detailed review of some of our property and casualty internal reserve studies. The Audit Committee discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended (AU Section 380) as adopted by the PCAOB (“Communication with Audit Committees”). These discussions included:

•	the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles (of which there were none), the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit Committee reviewed all other material written communications between PwC and management.

The Audit Committee discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2009 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K and that such report, together with the audited statutory financial statements of ACE Limited, be included in the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009.

The foregoing report has been approved by all members of the Audit Committee.

Robert Ripp, Chairman

Michael G. Atieh

Peter Menikoff

SHAREHOLDER SUBMITTED AGENDA ITEMS FOR 2011 ANNUAL MEETING

How Do I Submit an Additional Agenda Item for Inclusion in Next Year’s Proxy Material?

If you wish to submit an additional agenda item to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland. Under the SEC’s rules, proposed agenda items must be received no later than December 10, 2010 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2011 Annual General Meeting proxy statement and form of proxy.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask an item to be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland. However, any such requests received after December 10, 2010 may not be eligible for inclusion in the proxy material for the 2011 annual general meeting.

How Do I Submit an Additional Item for the Agenda at an Annual Ordinary General Meeting?

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Barengasse 32, CH-8001 Zurich, Switzerland.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented.

OTHER MATTERS

Our Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

You may request a copy of any of our proxy materials, at no cost, by contacting Investor Relations via telephone, facsimile or email at:

Telephone—(441) 299-9283;

Facsimile—(441) 292-8675; or

e-mail—investorrelations@acegroup.com.

You may also contact Investor Relations by mail at:

Investor Relations

ACE Limited

Barengasse 32

CH-8001 Zurich, Switzerland.

EXHIBIT A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

NOVEMBER 2008

I. Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II. Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

III. Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.	A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

1	For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.	A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.[2]

6.	A director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

7.	Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV. Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided

2	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

EXHIBIT B

ACE LIMITED 2004

LONG-TERM INCENTIVE PLAN

(As amended through the Fifth Amendment)

SECTION 1

GENERAL

1.1. Purpose. The ACE Limited 2004 Long-Term Incentive Plan (the “Plan”) has been established by ACE Limited (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s shares of common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2

OPTIONS AND SARS

2.1. Definitions.

(a)	The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)	A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)	Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)	Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.

2.6. No Repricing. Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price.

2.7. Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option. If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

SECTION 3

FULL VALUE AWARDS

3.1. Definition. A “Full Value” Award is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

3.2. Restrictions on Awards.

(a)	The Committee may designate a Full Value Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures selected by the Committee. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m).

(b)	If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to the Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).

SECTION 4

CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan or arrangement, distribution of any cash incentive awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the Participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5

OPERATION AND ADMINISTRATION

5.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2004 annual meeting of its shareholders, the Plan shall be effective as of February 25, 2004 (the “Effective Date”); provided, however, that, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards may be granted contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten-year anniversary of February 24, 2010, which is the date on which the Plan was amended by the Fifth Amendment.

5.2. Shares and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company).

(b)	Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 30,600,000 shares of Stock (which number includes all shares available for delivery under this clause (i) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan); and (ii) any shares of Stock that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan (the “Prior Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d)	Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above, subject to the following:

(i)	To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)	Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award granted after July 10, 2008 will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if an Award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (B) if shares covered by an Award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (C) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (D) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

(e)	Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

(i)	The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 30,600,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(ii)

The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 1,000,000 shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)	The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Full Value Awards) shall be 17,000,000 shares.

(iv)	For Full Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 500,000 shares of Stock may be delivered pursuant to such Awards granted to any Participant during any one-calendar-year period; provided that Awards described in this paragraph (iv), that are intended to be performance-based compensation, shall be subject to the following:

(A)	If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)	If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(v)	For Cash Incentive Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), the maximum amount payable to any Participant with respect to a performance period shall equal $500,000. multiplied by the number of calendar months included in that performance period; provided that Awards described in this paragraph (v), that are intended to be performance-based compensation, shall be subject to the following:

(A)	If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)	If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)	The following shall apply with respect to the terms of the Plan and Awards granted thereunder:

(i)	Notwithstanding the following provisions of this paragraph (f), in the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (A) the number and kind of shares available for grant under the Plan, (B) the number of shares or Awards that may be granted to any individual under the Plan or that may be granted pursuant to any provision or types of Awards and (C) the number and kind of shares or units subject to and the Exercise Price of an Option or SAR of any then outstanding Awards of or related to shares of Stock.

(ii)	In the event of any change in corporate capitalization (other than as described in paragraph (i) above), such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

(iii)

Action by the Committee under this paragraph (f) may include: (A) adjustment of the number and kind of shares which may be delivered under the Plan; (B) adjustment of the number and kind of shares subject to outstanding Awards; (C) adjustment of the Exercise Price of outstanding Options and SARs;

and (D) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

(iv)	In no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (A) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (B) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (B) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

5.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards (subject to subsection 2.6), or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.8. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and except for transfers without consideration to the extent permitted by the Committee.

5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13. Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14. Benefits Under Qualified Retirement Plans. Except as otherwise provided by the Committee, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under any Qualified Retirement Plan and other plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under section 401(a) of the Code.

5.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.16. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)	Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(b)	Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)	The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6

CHANGE IN CONTROL

Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

SECTION 7

COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Cayman Islands, and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, the Cayman Islands, and Bermuda.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Memorandum and Articles of Association, and applicable corporate law.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s shareholders. Approval by the Company’s shareholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under the rules of the New York Stock Exchange. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b)	Board. The term “Board” means the Board of Directors of the Company.

(c)	Change in Control. The term “Change in Control” shall mean the occurrence of any one of the following events:

(i)	any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

(ii)	the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii)	the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)	all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(v)	the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

For the purpose of this definition of “Change in Control,” (I) an “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) “Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

(d)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code. Except as otherwise indicated, references in the Plan to laws and legal rules shall be to United States laws and legal rules.

(e)	Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” shall mean amounts in United States dollars.

(f)	Eligible Individual. For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

(g)	Fair Market Value. Except as otherwise provided by the Committee, the “Fair Market Value” of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange—Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(h)	Performance Measures. The “Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

(i)	Subsidiary. For purposes of the Plan, the term “Subsidiary” (sometimes referred to as a Related Company) means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(j)	Stock. The term “Stock” means Common Shares of stock of the Company.

(k)	Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant’s Termination of Service with respect to service as an employee or service as a director shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)

The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company’s and the Affiliates’ payroll after such date.

(ii)	The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)	The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)	If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)	For purposes of the Plan, except for purposes of the definition of “Change in Control,” the term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.

(vi)	The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

(vii)	Reference to a Participant’s Termination of Service shall include references to a Participant’s employment termination and terminating employment, a director’s termination or termination from the Board, and references to a Participant’s separation from service, and other similar references, to the extent that the term is used for purposes of determining whether Deferred Compensation is to be distributed upon such termination.

EXHIBIT C

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

C-1

ACE LIMITED

Barengasse 32

CH-8001 Zurich, Switzerland

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

The undersigned hereby appoints Dr. Claude Lambert, Homburger AG, as Independent Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:30 p.m. Central European time on May 19, 2010 at the Company’s offices at Barengasse 32, CH-8001 Zurich Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no other specific instructions are given, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof).

If a new agenda item or a new proposal for an existing agenda item is put forth before the Annual General Meeting and no other specific instructions are given, the Independent Proxy will vote in accordance with the position of the Board of Directors.

This form of proxy should be sent to Dr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland for arrival no later than 12:00 noon Central European time, May 12, 2010. The method of delivery of this proxy is at your risk. Sufficient time should be allowed to ensure timely delivery.

In order for this proxy to be valid, you must sign the proxy exactly as your name appears on the share certificate(s) and you must include the control number indicated on the form of management proxy sent to you with the proxy statement, dated April 5, 2010, with respect to the Annual General Meeting.

		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1	Election of Robert M. Hernandez	☐	☐	☐	3.1 Approval of the annual report	☐	☐	☐	7.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐

1.2	Election of Peter Menikoff	☐	☐	☐	3.2 Approval of the statutory financial statements of ACE Limited	☐	☐	☐	7.2 Ratification of
  appointment of independent
  registered public accounting
  firm PricewaterhouseCoopers
  LLC (United States) for
  purposes of United States
  securities law reporting for
  the year ending
									December 31, 2010	☐	☐	☐

1.3	Election of Robert Ripp	☐	☐	☐	3.3 Approval of the consolidated financial statements	☐	☐	☐	7.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐

1.4	Election of Theodore E. Shasta	☐	☐	☐	4. Allocation of disposable profit	☐	☐	☐	8. Approval of the ACE Limited 2004 Long-Term Incentive Plan as amended through the fifth amendment	☐	☐	☐

2.	Amendment of the Articles of Association relating to the treatment of abstentions and broker non- votes	☐	☐	☐	5. Discharge of the Board of Directors	☐	☐	☐	9. Approval of the payment of a dividend in the form of a distribution through reduction of the par value of our shares	☐	☐	☐

					6. Amendment of the Articles of Association relating to authorized share capital	☐	☐	☐

If you do not give any specific instructions, your shares will be voted in accordance with the recommendation of the Board of Directors.

	Control Number from Management Proxy:									AS RECOMMENDED BY THE BOARD OF DIRECTORS		WITHHOLD AUTHORITY
									If a new agenda item or items is put before the meeting.	☐		☐

									If a new proposal for an existing agenda item is put before the meeting.	☐		☐

If a new agenda item or a
proposal for an existing agenda
item is put before the meeting,
and no other specific
instructions are given, the
independent proxy will vote in
accordance with the position
of the Board of Directors.

Signature Signature Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

C-2

ACE LIMITED

Barengasse 32

CH-8001 Zurich, Switzerland

April 5, 2010

INVITATION AND PROXY STATEMENT

FOR THE 2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

ACE Limited

WO#

71513

‚ FOLD AND DETACH HERE ‚

Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Election of Robert M. Hernandez	☐	☐	☐	2.	Amendment of the Articles of Association relating to the treatment of abstentions and broker non-votes	☐	☐	☐	6.	Amendment of the Articles of Association relating to authorized share capital	☐	☐	☐

1.2	Election of Peter Menikoff	☐	☐	☐	3.1	Approval of the annual report	☐	☐	☐	7.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐
1.3	Election of Robert Ripp	☐	☐	☐	3.2	Approval of the statutory financial statements of ACE Limited	☐	☐	☐	7.2

Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2010

												☐	☐	☐
1.4	Election of Theodore E. Shasta	☐	☐	☐	3.3	Approval of the consolidated financial statements	☐	☐	☐	7.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐
					4.	Allocation of disposable profit	☐	☐	☐	8.	Approval of the ACE Limited 2004 Long-Term Incentive Plan as amended through the fifth amendment	☐	☐	☐
					5.	Discharge of the Board of Directors	☐	☐	☐	9.	Approval of the payment of a dividend in the form of a distribution through reduction of the par value of our shares	☐	☐	☐
											If a new agenda item or a new proposal for an existing agenda item is put before the meeting, the proxy will vote in accordance with the position of the Board of Directors.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Daylight time) on May 18, 2010.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

ACE LIMITED

Barengasse 32

CH-8001 Zurich, Switzerland

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote , as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:30 p.m. Central European time on May 19, 2010 at the Company’s offices at Barengasse 32, CH-8001 Zurich, Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof).

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)
WO#
71513